EXHIBIT 2

                                 EXECUTION COPY


===============================================================================












                            ASSET PURCHASE AGREEMENT



                                     between



                                  CONOPCO, INC.



                                       and



                            CHURCH & DWIGHT CO., INC.









                          Dated as of September 9, 2003
===============================================================================

                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
                                    ARTICLE I

                Purchase and Sale of Transferred Assets

SECTION 1.01.                 Purchase and Sale..........................................................1
SECTION 1.02.                 Transferred Assets and Excluded Assets.....................................2
SECTION 1.03.                 Consents to Certain Assignments............................................8
SECTION 1.04.                 Assumption of Liabilities..................................................9
SECTION 1.05.                 Excluded Patents and Technology License...................................14
SECTION 1.06.                 Excluded Close-Up Trademarks and Technology License.......................14
SECTION 1.07.                 Lemelson Sublicense.......................................................14
SECTION 1.08.                 Transferred Technology License............................................14


                                   ARTICLE II

                Closing and Post-Closing Purchase Price Adjustment

SECTION 2.01.                 Closing...................................................................14
SECTION 2.02.                 Transactions To Be Effected at the Closing................................15
SECTION 2.03.                 Post-Closing Purchase Price Adjustment....................................16


                                   ARTICLE III

                Representations and Warranties of Seller

SECTION 3.01.                 Organization and Standing.................................................19
SECTION 3.02.                 Authority; Execution and Delivery; Enforceability.........................19
SECTION 3.03.                 No Conflicts or Violations; No Consents or Approvals Required.............20
SECTION 3.04.                 Financial Statements......................................................22
SECTION 3.05.                 Good and Valid Title......................................................22
SECTION 3.06.                 Intellectual Property.....................................................23
SECTION 3.07.                 Contracts.................................................................24
SECTION 3.08.                 Permits...................................................................26
SECTION 3.09.                 Taxes.....................................................................27
SECTION 3.10.                 Proceedings...............................................................28
SECTION 3.11.                 Absence of Changes or Events..............................................28
SECTION 3.12.                 Compliance with Applicable Laws...........................................28
SECTION 3.13.                 Transferred Inventory.....................................................29
SECTION 3.14.                 Relationships with Customers and Suppliers................................29
SECTION 3.15.                 Transferred Equipment.....................................................29
SECTION 3.16.                 Transferred Assets........................................................29


                                   ARTICLE IV

                Representations and Warranties of Purchaser

SECTION 4.01.                 Organization and Standing.................................................30
SECTION 4.02.                 Authority; Execution and Delivery; Enforceability.........................30
SECTION 4.03.                 No Conflicts or Violations; No Consents or Approvals Required.............31
SECTION 4.04.                 Proceedings...............................................................31
SECTION 4.05.                 Availability of Funds.....................................................32


                                    ARTICLE V

                Covenants

SECTION 5.01.                 Covenants Relating to Conduct of the Businesses...........................32
SECTION 5.02.                 Access to Information.....................................................34
SECTION 5.03.                 Confidentiality...........................................................34
SECTION 5.04.                 Best Efforts..............................................................35
SECTION 5.05.                 Brokers or Finders........................................................37
SECTION 5.06.                 Further Assurances........................................................37
SECTION 5.07.                 Additional Payments.......................................................37
SECTION 5.08.                 Removal of Certain Equipment..............................................41


                                   ARTICLE VI

                Conditions to Closing

SECTION 6.01.                 Conditions to Each Party's Obligation.....................................42
SECTION 6.02.                 Conditions to Obligation of Purchaser.....................................43
SECTION 6.03.                 Conditions to Obligation of Seller........................................43
SECTION 6.04.                 Frustration of Closing Conditions.........................................44


                                   ARTICLE VII

                Termination; Effect of Termination

SECTION 7.01.                 Termination...............................................................44
SECTION 7.02.                 Effect of Termination.....................................................46


                                  ARTICLE VIII

                Indemnification

SECTION 8.01.                 Indemnification by Seller.................................................46
SECTION 8.02.                 Indemnification by Purchaser..............................................47
SECTION 8.03.                 Indemnification Procedures................................................47
SECTION 8.04.                 Limitations on Indemnification............................................50
SECTION 8.05.                 Calculation of Indemnity Payments.........................................53
SECTION 8.06.                 Tax Treatment of Indemnification..........................................53


                                   ARTICLE IX

                Tax Matters

SECTION 9.01.                 Tax Matters...............................................................54


                                    ARTICLE X

                Non-Competition

SECTION 10.01.                Seller's Covenant Not To Compete..........................................56
SECTION 10.02.                Permitted Activities of Seller............................................57
SECTION 10.03.                Injunctive Relief.........................................................57


                                   ARTICLE XI

                Additional Agreements

SECTION 11.01.                Publicity.................................................................57
SECTION 11.02.                No Use of Certain Names...................................................58
SECTION 11.03.                Support Services..........................................................59
SECTION 11.04.                Post-Closing Information..................................................59
SECTION 11.05.                Records...................................................................59
SECTION 11.06.                Bulk Transfer Laws........................................................59
SECTION 11.07.                Refunds and Remittances...................................................60
SECTION 11.08.                Additional Information....................................................60


                                   ARTICLE XII

                Miscellaneous

SECTION 12.01.                Assignment................................................................61
SECTION 12.02.                No Third-Party Beneficiaries..............................................61
SECTION 12.03.                Expenses..................................................................61
SECTION 12.04.                Notices...................................................................62
SECTION 12.05.                Headings; Certain Definitions.............................................63
SECTION 12.06.                Counterparts..............................................................65
SECTION 12.07.                Integrated Contract; Exhibits and Schedules...............................65
SECTION 12.08.                Severability; Enforcement.................................................66
SECTION 12.09.                Governing Law.............................................................66
SECTION 12.10.                Jurisdiction..............................................................66
SECTION 12.11.                Service of Process........................................................66
SECTION 12.12.                Waiver of Jury Trial......................................................67
SECTION 12.13.                Amendments................................................................67


EXHIBITS

Excluded Patents and Technology License..................................................................A

Excluded Close-Up Trademarks and Technology License......................................................B

Lemelson Sublicense......................................................................................C

Transferred Technology License...........................................................................D

Transitional Services Agreement..........................................................................E

Manufacturing Agreement..................................................................................F

                            GLOSSARY OF DEFINED TERMS

                                                                                               Location of
Definition                                                                                   Defined Terms
----------                                                                                   -------------
Acquisition..................................................................................Section 1.01
Adjusted Purchase Price...................................................................Section 2.03(c)
affiliate................................................................................Section 12.05(b)
Agreement........................................................................................Preamble
Aim Brand........................................................................................Recitals
Allocation............................................................................Section 9.01(a)(ii)
Ancillary Agreements.........................................................................Section 3.02
Annual Statement..........................................................................Section 5.07(d)
Annual Statement Date.....................................................................Section 5.07(a)
Annual Statement Payment Date.............................................................Section 5.07(a)
Applicable Law...............................................................................Section 3.03
Assumed Liabilities.......................................................................Section 1.04(a)
Brands...........................................................................................Recitals
Business.................................................................................Section 12.05(b)
Business Contracts........................................................................Section 3.07(b)
business day.............................................................................Section 12.05(b)
Businesses...............................................................................Section 12.05(b)
Businesses Material Adverse Effect.......................................................Section 12.05(b)
Cap  Section 8.04(a)(iii)
Claims................................................................................Section 1.02(a)(ix)
Close-Up Brand...................................................................................Recitals
Closing......................................................................................Section 2.01
Closing Date.................................................................................Section 2.01
Closing Date Payment......................................................................Section 2.02(b)
Closing Inventory.........................................................................Section 2.03(a)
Code Section 3.09(a)
Competitive Activities......................................................................Section 10.01
Confidentiality Agreement....................................................................Section 5.03
Consent......................................................................................Section 3.03
Contracts...........................................................................Section 1.02(a)(viii)
De Minimis Amount.....................................................................Section 8.04(a)(ii)
DOJ.......................................................................................Section 5.04(b)
$........................................................................................Section 12.05(b)
Eighth Anniversary Date....................................................................Section5.07(a)
Environmental Laws........................................................................Section 3.12(b)
Equipment.............................................................................Section 1.02(a)(ii)
Excluded Assets...........................................................................Section 1.02(b)
Excluded Close-Up Trademarks and
   Technology.........................................................................Section 1.02(b)(xi)
Excluded Close-Up Trademarks and
     Technology License......................................................................Section 1.06
Excluded Patents and Technology..............................................................Section 1.05
Excluded Patents and Technology License......................................................Section 1.05
Final Payment Date........................................................................Section 5.07(a)
Final Purchase Price......................................................................Section 2.03(c)
Financial Statements.........................................................................Section 3.04
First Payment Date........................................................................Section 5.07(a)
FTC.......................................................................................Section 5.04(b)
GAAP......................................................................................Section 2.03(a)
General Survival Period...................................................................Section 8.04(b)
Governmental Entity..........................................................................Section 3.03
HSR Act......................................................................................Section 3.03
including................................................................................Section 12.05(b)
Indemnified Party.........................................................................Section 8.03(a)
Indemnifying Party........................................................................Section 8.03(a)
Independent Expert....................................................................Section 2.03(b)(ii)
Inventory..............................................................................Section 1.02(a)(i)
Judgment.....................................................................................Section 3.03
knowledge of Seller......................................................................Section 12.05(b)
Lemelson Sublicense..........................................................................Section 1.07
Licensed Patents, Trademarks and Technology..................................................Section 1.05
Liens.....................................................................................Section 3.05(a)
Losses.......................................................................................Section 8.01
Manufacturing Agreement.....................................................................Section 11.03
Mentadent Brand..................................................................................Recitals
Mentadent Notice of Objection.........................................................Section 5.07(d)(ii)
Mentadent Payment.........................................................................Section 5.07(a)
Mentadent Products........................................................................Section 5.07(a)
Names.......................................................................................Section 11.02
Nine Month Statement........................................................................Section 11.08
Notice of Objection....................................................................Section 2.03(b)(i)
Other Transferred Intellectual
     Property..........................................................................Section 1.02(a)(v)
Payment Date..............................................................................Section 5.07(a)
Pepsodent Brand..................................................................................Recitals
Permits..............................................................................Section 1.02(a)(vii)
Permitted Liens...........................................................................Section 3.05(a)
person...................................................................................Section 12.05(b)
Pre-Closing Tax Period....................................................................Section 3.09(a)
Proceeding................................................................................Section 1.03(a)
Product Claims........................................................................Section 1.04(a)(ii)
Products.................................................................................Section 12.05(b)
Purchase Price...............................................................................Section 1.01
Purchase Price Cap........................................................................Section 8.04(a)
Purchaser........................................................................................Preamble
Purchaser Countries.......................................................................Section 1.02(b)
Purchaser Indemnitees........................................................................Section 8.01
Purchaser Material Adverse Effect............................................................Section 4.01
Quarter...................................................................................Section 5.07(a)
Quarterly Payment Date....................................................................Section 5.07(a)
Retained Liabilities......................................................................Section 1.04(b)
Seller...........................................................................................Preamble
Seller Affiliates................................................................................Recitals
Seller Indemnitees...........................................................................Section 8.02
Seller Insurance Policies.................................................................Section 5.01(b)
Six Month Statement.......................................................................Section 3.04(b)
Statement.................................................................................Section 2.03(a)
Statement of Assets..........................................................................Section 3.04
subsidiary...............................................................................Section 12.05(b)
Target Inventory..........................................................................Section 2.03(c)
Tax.......................................................................................Section 3.09(a)
Taxes.....................................................................................Section 3.09(a)
Taxing Authority..........................................................................Section 3.09(a)
Tax Return................................................................................Section 3.09(a)
Technology............................................................................Section 1.02(a)(vi)
Third Party Claim.........................................................................Section 8.03(a)
Threshold.................................................................................Section 8.04(a)
Transfer Taxes............................................................................Section 3.09(a)
Transferred Assets........................................................................Section 1.02(a)
Transferred Contracts...............................................................Section 1.02(a)(viii)
Transferred Equipment.................................................................Section 1.02(a)(ii)
Transferred Intellectual Property......................................................Section 1.02(a)(v)
Transferred Inventory..................................................................Section 1.02(a)(i)
Transferred Patents..................................................................Section 1.02(a)(iii)
Transferred Permits..................................................................Section 1.02(a)(vii)
Transferred Technology................................................................Section 1.02(a)(vi)
Transferred Technology License...............................................................Section 1.08
Transferred Trademarks................................................................Section 1.02(a)(iv)
Transitional Services Agreement.............................................................Section 11.03
True-Up Payment...........................................................................Section 5.07(a)

                            ASSET PURCHASE AGREEMENT

                         ASSET PURCHASE AGREEMENT dated as of September 9, 2003
                    (this "Agreement"), between CONOPCO, INC., --------- a New York corporation ("Seller"), and CHURCH & DWIGHT CO., INC., a Delaware corporation ("Purchaser"). ------ ---------


     WHEREAS Seller, directly or indirectly through certain of its affiliates (collectively, the "Seller Affiliates"), manufactures (or has made), markets, distributes and sells (i) the Mentadent brand (the "Mentadent Brand") of oral care products, (ii) the Close-Up brand (the "Close-Up Brand") of toothpaste products, (iii) the Aim brand (the "Aim Brand") of toothpaste products and (iv) the Pepsodent brand (the "Pepsodent Brand" and, together with the Mentadent Brand, the Close-Up Brand and the Aim Brand, the "Brands") of toothpaste products. Seller wishes to sell to Purchaser, and Purchaser wishes to purchase from Seller and the Seller Affiliates, the Transferred Assets (as defined in Section 1.02(a)) of the Businesses (as defined in Section 12.05(b)), upon the terms and subject to the conditions of this Agreement. In addition, Purchaser has agreed to assume from Seller and the Seller Affiliates the Assumed Liabilities (as defined in Section 1.04(a)), upon the terms and subject to the conditions of this Agreement.

     NOW, THEREFORE, the parties hereby agree as follows:

                               ARTICLE I

                     Purchase and Sale of Transferred Assets
                     ---------------------------------------

     SECTION 1.01. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined in Section 2.01) Seller agrees to, and agrees to cause the Seller Affiliates to, sell, transfer, assign and deliver to Purchaser, and Purchaser agrees to purchase, acquire and accept from Seller and the Seller Affiliates, all of Seller's and the Seller Affiliates' right, title and interest in, to and under the Transferred Assets for (i) an aggregate purchase price of $104,000,000 (the "Purchase Price"), payable as set forth in Section 2.02(b) and subject to adjustment as set forth in Section 2.03, (ii) the additional payments payable as set forth in Section
5.07 and (iii) the assumption of the Assumed Liabilities. The purchase and sale of the Transferred Assets and the assumption of the Assumed Liabilities are collectively referred to in this Agreement as the "Acquisition".

     SECTION 1.02. Transferred Assets and Excluded Assets. (a) The term "Transferred Assets" means all of Seller's and the Seller Affiliates' right, title and interest in, to and under the following assets as they exist at the time of Closing:

     (i) all finished goods ("Inventory") owned by Seller or any of the Seller Affiliates on the Closing Date that are used or held for use exclusively in the operation or conduct of the Businesses (collectively, the "Transferred Inventory");

     (ii) all other tangible personal property and interests therein, including all machinery, equipment, samples retained for manufacturing quality control purposes, furniture, furnishings, parts, spare parts, molds and vehicles ("Equipment"), owned by Seller or any of the Seller Affiliates that are used or held for use exclusively in the operation or conduct of the Businesses in the Purchaser Countries, including those set forth in Schedule 1.02(a)(ii) (the "Transferred Equipment");

     (iii) all patents (including all reissues, divisions, continuations and extensions thereof), patent applications and patent rights owned by Seller or any of the Seller Affiliates that are used or held for use exclusively in the operation or conduct of the Businesses in the Purchaser Countries (other than any with respect to the Close-Up Brand), including those set forth in Schedule 1.02(a)(iii) (collectively, the "Transferred Patents");

     (iv) all trademarks, trademark registrations and trademark applications owned by Seller or any of the Seller Affiliates that are used or held for use exclusively in the operation or conduct of the Businesses in the Purchaser Countries, including those set forth in Schedule 1.02(a)(iv), together with the goodwill associated exclusively therewith, other than trademarks, trademark registrations and trademark applications, including the goodwill associated exclusively therewith, included in the Excluded Close-Up Trademarks and Technology (as defined in Section 1.02(b)(xi)) (collectively, the "Transferred Trademarks");

     (v) all trade names and domain names owned by Seller or any of the Seller Affiliates that are used or held for use exclusively in the operation or conduct of the Businesses in the Purchaser Countries, including those set forth in Schedule 1.02(a)(v) and all copyrights owned by Seller or any of the Seller Affiliates that are used or held for use exclusively in the operation or conduct of the Businesses, other than trade names, domain names and copyrights included in the Excluded Close-Up Trademarks and Technology (collectively, the "Other Transferred Intellectual Property" and, together with the Transferred Patents and the Transferred Trademarks, the "Transferred Intellectual Property");

     (vi) all trade secrets, proprietary inventions, know-how, formulae, processes, procedures, research records, records of inventions, test information, market surveys and marketing know-how ("Technology") owned by Seller or any of the Seller Affiliates that are used or held for use exclusively in the operation or conduct of the Businesses, other than Technology included in the Excluded Close-Up Trademarks and Technology (the "Transferred Technology");

     (vii) all permits, licenses, franchises, approvals or authorizations from any Governmental Entity (as defined in Section 3.03) ("Permits") that are used or held for use exclusively in the operation or conduct of the Businesses (the "Transferred Permits");

     (viii) all legally binding contracts, leases, subleases, licenses, agreements, commitments and other legally binding instruments ("Contracts") set forth in Schedule 3.07, and all other Contracts to which Seller or any of the Seller Affiliates is a party or by which Seller or any of the Seller Affiliates is bound that arise exclusively out of the operation or conduct of the Businesses (the "Transferred Contracts");

     (ix) all rights, claims and causes of action to the extent relating to any other Transferred Asset or any Assumed Liability, other than (i) any such items arising under insurance policies to the extent such rights, claims and causes of action relate to occurrences arising out of or resulting from the operation or conduct of the Businesses prior to Closing and (ii) all Seller's or any of the Seller Affiliates' rights to assert claims, demands, actions, suits and causes of action, whether class, individual or otherwise in nature, in law or in equity, including any claim, demand, action, suit or cause of action for damages, injunctive relief, declaratory relief or other relief under the antitrust laws of any foreign country or the United States or any State thereof, unfair competition, unfair practices, price discrimination, unitary pricing, consumer protection, fraud prevention or trade practice laws (in any such case, domestic or foreign) (collectively, "Claims"), that Seller or any of the Seller
          Affiliates, in any capacity, ever had, now have or may or shall have in the future, whether known or unknown, to the extent related to (x) the Businesses' purchase or procurement of any good, service or product or (y) Seller's or any of the Seller Affiliates' purchase or procurement of any good, service or product for, or on behalf of, the Businesses, in either case, at any time up until the Closing, along with any and all recoveries by settlement, judgment or otherwise in connection with any such Claims;

     (x) all books of account, general, financial, accounting and personnel records, costed bills of materials (other than those the transfer of which are prohibited by a confidentiality agreement or other confidentiality restrictions), files, invoices, customers' and suppliers' lists, other distribution lists, billing records, sales and promotional literature, manuals and customer and supplier correspondence owned by Seller or any of the Seller Affiliates that are used or held for use exclusively in, or that arise exclusively out of, the operation or conduct of the Businesses, except to the extent relating to the Excluded Assets (as defined in Section 1.02(b)) or the Retained Liabilities (as defined in Section 1.04(b)) and except to the extent not reasonably separable from documents that do not relate exclusively to the Businesses; and

     (xi) all pre-paid expenses that are used or held for use exclusively in, or that arise exclusively out of, the operation or conduct of the Businesses.

     (b) Purchaser acknowledges and agrees that it shall not, directly or indirectly, manufacture, market, distribute or sell any products under any of the Brands in any country outside the United States, Canada and Puerto Rico (the "Purchaser Countries") (it being understood that (x) if Seller notifies Purchaser in writing, or if Purchaser otherwise has knowledge, that a customer or other third person to which Purchaser has sold products is exporting any products under any of the Brands from, or is marketing, distributing or selling any products under any of the Brands outside of, the Purchaser Countries, Purchaser shall promptly notify in writing such customer or third person (with a copy to Seller) of the existence of this Agreement and the prohibition on such activities outside of the Purchaser Countries and (y) if requested by Seller in writing following its receipt of a copy of the correspondence referred to in the immediately preceding clause (x), Seller and Purchaser shall agree to confer in good faith to develop a mutually agreed resolution of any issues arising from a situation described in the immediately preceding clause (x)). Purchaser agrees that it will not register, apply to register or otherwise use any Transferred Trademark relating to any Brand in any country other than the Purchaser Countries; provided, however, that Purchaser may manufacture (or have made) any Products outside the Purchaser Countries solely for sale within the Purchaser Countries. In addition, notwithstanding anything to the contrary contained in this Agreement, the Transferred Assets shall not include any assets or rights other than the assets specifically listed or described in Section 1.02(a) and shall expressly exclude the following assets (collectively, the "Excluded Assets"), which shall not be sold, transferred, assigned or delivered to
Purchaser:

     (i) all cash, cash equivalents or securities of Seller or any of the Seller Affiliates;

     (ii) all accounts, notes receivable and similar rights to receive payments of Seller or any of the Seller Affiliates on the Closing Date arising out of the operation or conduct of the Businesses on or prior to the Closing Date;

     (iii) all rights, claims and causes of action of Seller or any of the Seller Affiliates relating to any other Excluded Asset or any Retained Liability, including (A) any such items arising under insurance policies and (B) all Claims that Seller or any of the Seller Affiliates, in any capacity, ever had, now have or may or shall have in the future, whether known or unknown, to the extent related to (x) the Businesses' purchase or procurement of any good, service or product or (y) Seller's or any of the Seller Affiliates' purchase or procurement of any good, service or product for, or on behalf of, the Businesses, in either case, at any time up until the Closing, along with any and all recoveries by settlement, judgment or otherwise in connection with any such Claims;

     (iv) any shares of capital stock of any affiliate of Seller or any of the Seller Affiliates;

     (v) any assets relating to any employee benefit plan in which any employees of Seller, any of the Seller Affiliates or any of their respective affiliates participate;

     (vi) any refunds or credits, claims for refunds or credits or rights to receive refunds or credits from any Taxing Authority (as defined in Section 3.09(a)) with respect to Taxes (as defined in Section 3.09(a)) paid or to be paid by Seller, any of the Seller Affiliates or any of their respective affiliates relating to any Pre-Closing Tax Period (as defined in Section 3.09(a));

     (vii) any records (including accounting records) related to Taxes (as defined in Section 3.09(a)) paid or payable by Seller, any of the Seller Affiliates or any of their respective affiliates and all financial and Tax records relating to the Businesses that form part of Seller's, any of the Seller Affiliates' or any of their respective affiliates' general ledger;

     (viii) all records prepared in connection with the sale of the Businesses, including bids received from third persons and analyses relating to the Businesses;

     (ix) all rights of Seller or any of the Seller Affiliates under this Agreement and any other agreements, certificates and instruments relating to the sale of the Businesses (or any portion thereof) or otherwise delivered in connection with this Agreement;

     (x) the names and marks "Unilever", "Bestfoods", "Unilever Bestfoods", "Unilever Home & Personal Care", "Faberge", "Helene Curtis", "Chesebrough-Pond's", "Lever Brothers" and "Lever Ponds" (in any style or design), and any name or mark derived from or including any of the foregoing;

     (xi) any copyrights, trademarks, trademark registrations and trademark applications, together with the goodwill associated therewith, and any Technology, in each case with respect to the Close-Up Brand (the "Excluded Close-Up Trademarks and Technology"), except for any rights in respect of such Excluded Close-Up Trademarks and Technology expressly granted to Purchaser pursuant to the Excluded Close-Up Trademarks and Technology License (as defined in Section 1.06);

     (xii) all division or corporate-level services of the type currently provided to the Businesses by Seller, any of the Seller Affiliates or any of their respective affiliates; and

     (xiii) all real property, leaseholds and other interests in real property of Seller or any of the Seller Affiliates.

     (c) Purchaser acknowledges and agrees that, notwithstanding anything to the contrary contained in this Agreement, Seller, the Seller Affiliates and their respective affiliates may continue to manufacture, market, distribute and sell, or have manufactured, marketed, distributed or sold on their behalf, products under each of the Brands outside the Purchaser Countries (it being understood that (x) if Purchaser notifies Seller in writing, or if Seller otherwise has knowledge, that a customer or other third person to which Seller has sold products is importing any products under any of the Brands into, or is marketing, distributing or selling any products under any of the Brands in, the Purchaser Countries, Seller shall promptly notify in writing such customer or third person (with a copy to Purchaser) of the existence of this Agreement and the prohibition on such activities in the Purchaser Countries and (y) if requested by Purchaser in writing following its receipt of a copy of the correspondence referred to in the immediately preceding clause (x), Purchaser and Seller shall agree to confer in good faith to develop a mutually agreed resolution of any issues arising from a situation described in the immediately preceding clause (x)). Notwithstanding anything to the contrary contained in this Agreement, Seller may manufacture (or have made) any products under any of the Brands in any Purchaser Country solely for sale outside the Purchaser Countries.

     SECTION 1.03. Consents to Certain Assignments. (a) Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall not constitute an assignment or an attempted assignment of any asset or any claim or right or any benefit arising under or resulting from such asset to the extent that an assignment or an attempted assignment thereof, without the consent of a third party, would constitute a breach, default, violation or other contravention of the rights of such third party, would be ineffective with respect to any party to an agreement concerning such asset, claim or right, or would in any way adversely affect the rights of Seller or any of the Seller Affiliates or, upon transfer, Purchaser under such asset, claim or right until such time as such consent has been obtained. If any transfer or assignment by Seller or any of the Seller Affiliates to Purchaser, or any assumption by Purchaser of, any interest in, or liability, obligation or commitment under, any asset, claim or right requires the consent of a third party, then such transfer or assignment or assumption shall be made subject to such consent being obtained. Purchaser agrees that neither Seller nor any of the Seller Affiliates shall have any liability whatsoever to Purchaser arising out of or relating to the failure to obtain any such consent that may be required in connection with the transactions contemplated by this Agreement or because of any circumstances resulting therefrom. Purchaser further agrees that no representation, warranty or covenant of Seller herein shall be breached or deemed breached, and no condition shall be deemed not satisfied, as a result of (i) the failure to obtain any such consent,
(ii) any circumstances resulting therefrom or (iii) any suit, action or proceeding (a "Proceeding") or investigation commenced or threatened by or on behalf of any person arising out of or relating to the failure to obtain any such consent or any circumstances resulting therefrom. On or prior to the Closing Date, Seller shall provide commercially reasonable assistance to Purchaser (not including the payment of any consideration) to secure any consent that may be required in connection with the transactions contemplated by this Agreement.

     (b) If any such consent is not obtained prior to the Closing, the Closing shall nonetheless take place on the terms set forth herein and, thereafter, Purchaser shall use its commercially reasonable efforts to secure such consent as promptly as practicable after the Closing and Seller shall provide or cause to be provided all commercially reasonable assistance to Purchaser (not including the payment of any consideration) reasonably requested by Purchaser to secure such consent after the Closing or cooperate with Purchaser (at Purchaser's expense) in any lawful and commercially reasonable arrangement reasonably proposed by Purchaser under which (i) Purchaser shall obtain (without infringing upon the legal rights of such third party or violating any Applicable Law (as defined in Section 3.03)) the economic claims, rights and benefits (net of the amount of any related Tax costs imposed on Seller, any of the Seller Affiliates or any of their respective affiliates) under the asset, claim, right or benefit with respect to which the consent has not been obtained in accordance with this Agreement and (ii) Purchaser shall assume any related economic burden (including the amount of any related Tax costs imposed on Seller, any of the Seller Affiliates or any of their respective affiliates) with respect to the asset, claim, right or benefit with respect to which the consent has not been obtained in accordance with this Agreement.

     SECTION 1.04. Assumption of Liabilities. (a) Upon the terms and subject to the conditions of this Agreement, Purchaser shall assume, effective as of the Closing, and shall pay, perform and discharge when due, only the following obligations, liabilities and commitments of any nature, whether known or unknown, express or implied, primary or secondary, direct or indirect, liquidated, absolute, accrued, contingent or otherwise and whether due or to become due, arising out of, relating to or otherwise in respect of the Transferred Assets, the Businesses or the operation or conduct of the Businesses (collectively, the "Assumed Liabilities"):

     (i) all obligations, liabilities and commitments of Seller or any of the Seller Affiliates under the Transferred Contracts and the Transferred Permits to the extent such obligations, liabilities and commitments relate to the period from and after the Closing;

     (ii) all obligations, liabilities and commitments for refunds, adjustments, allowances, repairs, exchanges, returns and warranty or similar claims (including all Proceedings relating to any such obligations, liabilities or commitments) in respect of any and all products sold by the Businesses before the Closing, other than obligations, liabilities and commitments specified in Section 1.04(b)(viii) (collectively, "Product Claims");

     (iii) all Taxes arising out of, imposed on, relating to or in respect of the Businesses or the Transferred Assets for all taxable periods other than the Pre-Closing Tax Periods;

     (iv) all obligations, liabilities and commitments (including under Environmental Laws) accruing, arising out of or relating to the operation or conduct of the Businesses or the use or ownership of the Transferred Assets from and after the Closing, including obligations, liabilities and commitments in respect of (A) any and all products sold by the Businesses from and after the Closing (including in respect of product liability claims) and (B) the matter described under Item II in Schedule 1.04(b)(vi)(B) to the extent accruing, arising out of or relating to the operation or conduct of the Businesses or the use or ownership of the Transferred Assets from and after the Closing; and

     (v) all obligations, liabilities and commitments (A) arising under or in respect of (x) the advertising commitments set forth in Schedule 1.04(a)(v) or (y) any advertising commitments entered into or assumed by Seller or any of the Seller Affiliates on or after the date of this Agreement in accordance with the terms of this Agreement, in each case only to the extent the advertisement associated therewith runs in the media from and after the Closing, (B) for trade promotions (x) as set forth in Schedule 1.04(a)(v) or (y) planned or committed on or after the date of this Agreement in accordance with the terms of this Agreement, in the case of clauses (x) and (y), allocated between Seller and Purchaser on the basis of a mutually agreed upon good faith determination of whether the related sale is made prior to, or from and after, the Closing, or (z) if such promotions commence from and after the Closing and (C) for consumer coupons that are redeemed by consumers from and after the Closing (the determination of when such redemption occurred to be mutually agreed upon by Seller and Purchaser acting in good faith), in each case in respect of any and all Products of the Businesses (including the Transferred Inventory).

     (b) Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall not assume any Retained Liability, each of which shall be retained and paid, performed and discharged when due by Seller and the Seller Affiliates. The term "Retained Liabilities" means:

     (i) all obligations, liabilities and commitments of Seller or any of the Seller Affiliates not listed or described as Assumed Liabilities in
          Section 1.04(a);

     (ii) all accounts payable of Seller or any of the Seller Affiliates on the Closing Date arising out of the operation or conduct of the Businesses on or before the Closing Date;

     (iii) all Taxes arising out of, imposed on, relating to or in respect of the Businesses or the Transferred Assets for any Pre-Closing Tax Period;

     (iv) all obligations, liabilities and commitments of Seller or any of the Seller Affiliates to the extent relating to or arising out of the Excluded Assets;

     (v) all obligations, liabilities and commitments of Seller or any of the Seller Affiliates to the extent solely arising from the employment of any employee by Seller or any of the Seller Affiliates;

     (vi) all obligations, liabilities and commitments of Seller or any of the Seller Affiliates to the extent relating to or arising out of (A) any suit, action or Proceeding (other than any Proceeding relating to Product Claims) pending prior to the Closing and (B) the matter described under (x) Item I in Schedule 1.04(b)(vi)(B) and (y) Item II in Schedule 1.04(b)(vi)(B) to the extent accruing, arising out of or relating to the operation or conduct of the Businesses or the use or ownership of the Transferred Assets prior to the Closing;

     (vii) all obligations, liabilities and commitments under Environmental Laws to the extent arising out of or relating to the operation or conduct of the Businesses or the use or ownership of the Transferred Assets in each case prior to the Closing;

     (viii) all obligations, liabilities and commitments for refunds, adjustments, allowances, repairs, expenses, returns and warranty or similar claims initiated by a customer or by Seller in respect of Mentadent Brand whitening kits, regardless of whether such whitening kits are returned before, on or after the Closing Date; and

     (ix) all obligations, liabilities and commitments (A) arising under or in respect of any advertising commitments entered into by Seller or any of the Seller Affiliates only to the extent the advertisement associated therewith runs in the media prior to the Closing, (B) for trade promotions implemented prior to the Closing, allocated between Seller and Purchaser on the basis of a mutually agreed upon good faith determination of whether the related sale is made prior to, or from and after, the Closing, or (C) for consumer coupons that are redeemed by consumers prior to the Closing (the determination of when such redemption occurred to be mutually agreed upon by Seller and Purchaser acting in good faith), in each case in respect of any and all Products of the Businesses.

     (c) Purchaser agrees to reimburse Seller and any of the Seller Affiliates, dollar for dollar, in the event that any of Seller's or such Seller Affiliate's customers offset the cost of any Products returned by such customer which are the responsibility of Purchaser pursuant to Section 1.04(a)(ii), in each case against accounts payable by such customer to Seller or such Seller Affiliate. Seller agrees to, and to cause the Seller Affiliates to, provide notice to Purchaser of any such offset for which Seller or such Seller Affiliate is entitled to be reimbursed by Purchaser pursuant to this Section 1.04(c). Purchaser shall pay Seller or such Seller Affiliate promptly following receipt of notice of any such offset by a customer (together with supporting documentation). Seller agrees to reimburse Purchaser and any of its affiliates, dollar for dollar, in the event that any of Purchaser's or such affiliate's customers offset the cost of any Products returned by such customer which are the responsibility of Seller pursuant to Section 1.04(b)(viii), in each case against accounts payable by such customer owed to (or for the account of) Purchaser or such affiliate. Purchaser agrees to, and to cause its affiliates to, provide notice to Seller of any such offset for which Purchaser or such affiliate is entitled to be reimbursed by Seller pursuant to this Section 1.04(c). Seller shall pay Purchaser or such affiliate promptly following receipt of notice of any such offset by a customer (together with supporting documentation). Purchaser agrees that it will work in good faith (at no cost to Purchaser) with Seller to develop programs or policies designed to minimize the amount of refunds, adjustments, allowances, repairs, expenses, returns and warranty or similar claims in respect of Mentadent Brand whitening kits. In the event that the implementation of such programs and policies have not exhausted Purchaser's finished goods inventory of Mentadent Brand whitening kits within six months following the Closing, Purchaser shall so notify Seller in writing and Seller shall reimburse Purchaser for the difference, if any, between (x) the amount Purchaser paid for the finished goods inventory of Mentadent Brand whitening kits on the Closing Date as reflected on the Statement (as defined in Section 2.03(a)) and (y) the value of any such remaining finished goods inventory of Mentadent Brand whitening kits on the date of such notification calculated using Purchaser's cost therefor as reflected on the Statement.

     (d) Purchaser agrees to reimburse Seller and any of the Seller Affiliates, dollar for dollar, in the event that any person offsets the amount of any advertising commitments, trade promotions, consumer promotions, coupon redemption or any other deductions which are the responsibility of Purchaser pursuant to Section 1.04(a)(v). Seller agrees to reimburse Purchaser, dollar for dollar, in the event that any person offsets the amount of any advertising commitments, trade promotions, consumer promotions, coupon redemption or any other deductions which are the responsibility of Seller or any Seller Affiliate pursuant to Section 1.04(b)(ix). Seller and Purchaser agree to cooperate to reconcile the amounts of any such offsets on a regular basis, but in any event no less frequently than monthly.

     SECTION 1.05. Excluded Patents and Technology License. At the Closing, Seller will execute and deliver a royalty-free, non-exclusive license (in the form attached hereto as Exhibit A) (the "Excluded Patents and Technology License") to Purchaser with respect to any patent or Technology owned by Seller or any of the Seller Affiliates that is used in connection with the operation or conduct of the Businesses in the Purchaser Countries on the Closing Date and that is not included in the Transferred Technology or the Excluded Close-Up Trademarks and Technology (the "Excluded Patents and Technology" and, together with the Excluded Close-Up Trademarks and Technology licensed to Purchaser under the Excluded Close-Up Trademarks and Technology License (as defined in Section 1.06), the "Licensed Patents, Trademarks and Technology").

     SECTION 1.06. Excluded Close-Up Trademarks and Technology License. At the Closing, Seller will execute and deliver a royalty-free, exclusive license (in the form attached hereto as Exhibit B) to Purchaser with respect to the Excluded Close-Up Trademarks and Technology (the "Excluded Close-Up Trademarks and Technology License").

     SECTION 1.07. Lemelson Sublicense. At the Closing, Seller and Purchaser shall enter into a sublicense agreement (in the form attached hereto as Exhibit
C) (the "Lemelson Sublicense").

     SECTION 1.08. Transferred Technology License. At the Closing, Purchaser will execute and deliver a royalty-free, non-exclusive license (in the form attached hereto as Exhibit D) to Seller with respect to the Transferred Technology (the "Transferred Technology License").

                                   ARTICLE II

               Closing and Post-Closing Purchase Price Adjustment

     SECTION 2.01. Closing. The closing of the Acquisition (the "Closing") shall take place at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019, at 10:00 a.m. on the second business day following the satisfaction (or, to the extent permitted, the waiver) of the condition set forth in Section 6.01(a), or, if on such day any other condition set forth in
Article VI has not been satisfied (or, to the extent permitted, waived by the party or parties entitled to the benefit thereof), as soon as practicable after all the conditions set forth in Article VI have been satisfied (or, to the extent permitted, waived by the party or parties entitled to the benefit thereof), or at such other place, time and date as may be agreed by Seller and Purchaser. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date". The Closing shall be deemed to be effective as of the close of business on the Closing Date.

     SECTION 2.02. Transactions To Be Effected at the Closing. At the Closing:

     (a) Seller shall deliver or cause to be delivered to Purchaser (i) such appropriately executed bills of sale, assignments and other instruments of transfer relating to the Transferred Assets (other than the Transferred Intellectual Property), (ii) duly executed assignments of the U.S. and Canadian Transferred Trademarks, in a form suitable for recording in the U.S. and Canadian Trademark Offices, and a form of general assignment for all other Transferred Trademarks mutually agreed upon by Seller and Purchaser, (iii) a duly executed general assignment of the Transferred Patents, (iv) duly executed general assignments of all Other Transferred Intellectual Property, (v) an appropriately executed counterpart of the Transitional Services Agreement, (vi) an appropriately executed counterpart of the Transferred Technology License,
(vii) an appropriately executed counterpart of the Excluded Patents and Technology License, (viii) an appropriately executed counterpart of the Excluded Close-Up Trademarks and Technology License, (ix) an appropriately executed counterpart of the Manufacturing Agreement and (x) an appropriately executed counterpart of the Lemelson Sublicense (it being understood that such bills of sale, assignments and other instruments of transfer shall not require Seller to make any additional representations, warranties or covenants, expressed or implied, not contained in this Agreement); and

     (b) Purchaser shall deliver to Seller and the Seller Affiliates (i) payment, by wire transfer of immediately available funds to one or more accounts designated in writing by Seller (such designation to be made at least one business day prior to the Closing Date), in an amount equal to (A) the Purchase Price plus or minus (B) an estimate, prepared by Seller in good faith and delivered to Purchaser at least one business day prior to the Closing Date, of any adjustment, not to exceed $2,000,000 (it being understood that this shall not constitute a limit on the Final Purchase Price), to the Purchase Price under
Section 2.03 (the Purchase Price plus or minus such estimate of any adjustment under Section 2.03 being hereinafter called the "Closing Date Payment"), (ii) appropriately executed counterparts to such bills of sale, assignments and other instruments of transfer, and appropriately executed assumption agreements and other instruments of assumption providing for the assumption of the Assumed Liabilities, (iii) an appropriately executed counterpart of the Transitional Services Agreement, (iv) an appropriately executed counterpart of the Transferred Technology License, (v) an appropriately executed counterpart of the Excluded Patents and Technology License, (vi) an appropriately executed counterpart of the Excluded Close-Up Trademarks and Technology License, (vii) an appropriately executed counterpart of the Manufacturing Agreement and (viii) an appropriately executed counterpart of the Lemelson Sublicense.

     SECTION 2.03. Post-Closing Purchase Price Adjustment. (a) The Statement. Within 60 days after the Closing Date, Seller shall prepare and deliver to Purchaser a statement (the "Statement"), setting forth the book value of the Transferred Inventory as of the close of business on the Closing Date ("Closing Inventory") calculated in the same way, using the same accounting principles, practices, methodologies and policies, as the line item comprising inventories on the Statement of Assets (as defined in Section 3.04) (including those set forth in Schedule 2.03), whether or not doing so is in accordance with United States generally accepted accounting principles ("GAAP"). After the Closing Date, at Seller's request, Purchaser shall assist Seller and its representatives in the preparation of the Statement and shall provide Seller and its representatives any information reasonably requested and shall provide them reasonable access at all reasonable times during normal business hours to the personnel, properties, books and records relating exclusively to the Businesses for such purpose.

     (b) Objections; Resolution of Disputes.

     (i) Unless Purchaser notifies Seller in writing within 45 days after Seller's delivery of the Statement of any objection to the computation of Closing Inventory set forth therein (the "Notice of Objection"), the Statement shall become final and binding. During such 45-day period Purchaser and its representatives shall be permitted to review the working papers and have access to the personnel of Seller relating to the Statement. Any Notice of Objection shall specify in reasonable detail the basis for the objections set forth therein. Any Notice of Objection shall include only objections based on (A) mathematical errors in the computation of Closing Inventory or (B) Closing Inventory not having been calculated in accordance with the consistent application of the same accounting principles, practices, methodologies and policies used in the preparation of the Statement of Assets (including those set forth in Schedule 2.03). Seller and Purchaser acknowledge that (x) the sole purpose of the determination of Closing Inventory is to adjust the Closing Date Payment so as to reflect, based solely on the operation of the Businesses, the amount, if any, by which the book value of the Transferred Inventory as of the close of business on the Closing Date deviates from the Target Inventory and (y) such amount, if any, can be determined only if the calculation is done using the same accounting principles, practices, methodologies and policies (including those set forth in Schedule 2.03).

     (ii) If Purchaser provides the Notice of Objection to Seller within such 45-day period, Purchaser and Seller shall, during the 30-day period following Seller's receipt of the Notice of Objection, attempt in good faith to resolve Purchaser's objections. During such 30-day period, Seller and its representatives shall be permitted to review the working papers of Purchaser relating to the Notice of Objection and the basis therefor. If Purchaser and Seller are unable to resolve all such objections within such 30-day period, the matters remaining in dispute shall be submitted to KPMG LLP (or, if such firm declines to act, to another nationally recognized public accounting firm mutually agreed upon by Purchaser and Seller and, if Purchaser and Seller are unable to so agree within 10 days after the end of such 30-day period, then Purchaser and Seller shall each select such a firm and such firms shall jointly select a third nationally recognized firm to resolve the disputed matters (such selected firm being the "Independent Expert")). The parties shall instruct the Independent Expert to render its reasoned written decision as promptly as practicable but in no event later than 60 days after its selection. The resolution of disputed items by the Independent Expert shall be final and binding, and the determination of the Independent Expert shall constitute an arbitral award that is final, binding and non-appealable and upon which a judgment may be entered by a court having jurisdiction thereover. The fees and expenses of the Independent Expert shall be borne equally by Purchaser and Seller. After the Statement shall have become final and binding, neither Purchaser nor Seller shall have any further right to make any claims against the other party in respect of (i) any element of Closing Inventory that Purchaser raised, or could have raised, in the Notice of Objection or (ii) any payment made pursuant to Section 2.03(c).

     (c) Adjustment Payment. The Purchase Price shall be increased by the amount by which Closing Inventory exceeds $10,746,000 (the "Target Inventory"), and the Purchase Price shall be decreased by the amount by which Closing Inventory is less than the Target Inventory (the Purchase Price as so increased or decreased being hereinafter called the "Adjusted Purchase Price"). Within 10 days after the Statement has become final and binding in accordance with Section 2.03(b),
(i) if the Closing Date Payment is less than the Adjusted Purchase Price, Purchaser shall pay to Seller an amount equal to such difference, plus simple interest thereon at a rate of 3.0% per annum from the Closing Date to the date payment is made in full, and (ii) if the Closing Date Payment is greater than the Adjusted Purchase Price, Seller shall pay to Purchaser an amount equal to such difference, plus simple interest thereon at a rate of 3.0% per annum from the Closing Date to the date payment is made in full (the Closing Date Payment as so increased or decreased being hereinafter called the "Final Purchase Price"). Any such payment hereunder shall be made by wire transfer of immediately available funds to an account designated in writing by Purchaser or Seller, as the case may be.

     (d) Post-Closing Books and Records. Except for the consummation of the Closing, Purchaser and Seller agree that on the Closing Date itself the Businesses shall be conducted in the ordinary course in a manner consistent with past practice. From and after the Closing and to and including the date on which the Statement shall have become final and binding, (i) Purchaser shall not take any action with respect to the accounting books and records of the Businesses on which the Statement is to be based that would affect the Statement of Assets or the Statement and (ii) without limiting the generality of the foregoing clause
(i), no changes shall be made in any reserve or other account existing as of the date of the Statement of Assets that would affect the Statement of Assets or the Statement except as a result of events occurring after the date of the Statement of Assets and, in such event, only in a manner consistent with the past practices of the Businesses.

                                  ARTICLE III

                    Representations and Warranties of Seller

     Seller hereby represents and warrants to Purchaser as follows:

     SECTION 3.01. Organization and Standing. Seller is validly existing and in good standing under the laws of the State of New York. Each of the Seller Affiliates is validly existing under the laws of its jurisdiction of incorporation. Each of Seller and each of the Seller Affiliates has full corporate power and authority to enable it to own, lease or otherwise hold the Transferred Assets and the Licensed Patents, Trademarks and Technology owned, leased or otherwise held by it and to conduct the Businesses as presently conducted by it.

     SECTION 3.02. Authority; Execution and Delivery; Enforceability. Seller has full corporate power and authority to execute this Agreement and the other agreements and instruments to be executed and delivered in connection with this Agreement (including the Transferred Technology License, the Excluded Patents and Technology License, the Excluded Close-Up Trademarks and Technology License, the Transitional Services Agreement, the Manufacturing Agreement and the Lemelson Sublicense) (the "Ancillary Agreements") to which it is, or is specified to be, a party and to consummate the transactions contemplated to be consummated by it by this Agreement and such Ancillary Agreements. Each of the Seller Affiliates has full corporate power and authority to execute the Ancillary Agreements to which it is, or is specified to be, a party and to consummate the transactions contemplated to be consummated by it by such Ancillary Agreements. Seller has taken all corporate action required by its Certificate of Incorporation and By-laws to authorize the execution and delivery of this Agreement and the Ancillary Agreements to which it is, or is specified to be, a party and to authorize the consummation of the transactions contemplated to be consummated by it by this Agreement and such Ancillary Agreements. Each of the Seller Affiliates has taken all corporate action required by its comparable organizational documents to authorize the execution and delivery of the Ancillary Agreements to which it is, or is specified to be, a party and to authorize the consummation of the transactions contemplated to be consummated by it by such Ancillary Agreements. Seller has duly executed and delivered this Agreement and prior to the Closing will have duly executed and delivered each Ancillary Agreement to which it is, or is specified to be, a party, and this Agreement constitutes, and each Ancillary Agreement to which it is, or is specified to be, a party will after the Closing constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms subject, as to enforcement, to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and to general equitable principles. Each of the Seller Affiliates prior to the Closing will have duly executed and delivered each Ancillary Agreement to which it is, or is specified to be, a party, and each Ancillary Agreement to which it is, or is specified to be, a party will after the Closing constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms subject, as to enforcement, to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and to general equitable principles.

     SECTION 3.03. No Conflicts or Violations; No Consents or Approvals Required. The execution and delivery by Seller of this Agreement do not, the execution and delivery by Seller and each of the Seller Affiliates of each Ancillary Agreement to which it is, or is specified to be, a party will not, and the consummation of, in the case of Seller, the transactions contemplated to be consummated by it by this Agreement and such Ancillary Agreements, or, in the case of each of the Seller Affiliates, the transactions contemplated to be consummated by it by such Ancillary Agreements, will not conflict with, or result in any breach of or constitute a default under, or result in the creation of any Lien (as defined in Section 3.05) (other than Permitted Liens (as defined in Section 3.05) or Liens caused by Purchaser) upon any of the Transferred Assets or the Licensed Patents, Trademarks and Technology under, any provision of (i) in the case of Seller, its Certificate of Incorporation or By-laws and, in the case of each of the Seller Affiliates, its comparable organizational documents, (ii) except as set forth in Schedule 3.03, any Contract to which Seller or any of the Seller Affiliates is a party or by which any of the Transferred Assets or the Licensed Patents, Trademarks and Technology is bound, or (iii) any judgment, order or decree ("Judgment") or Federal, state, local, foreign or provincial statute, law, ordinance, rule or regulation ("Applicable Law") applicable to Seller or any of the Seller Affiliates or any of the Transferred Assets, the Licensed Patents, Trademarks and Technology or the Businesses, other than, in the case of clauses (ii) and (iii) above, any such items that would not reasonably be expected to have a Businesses Material Adverse Effect. No consent, approval or authorization ("Consent") of, or registration, declaration or filing with, any Federal, state, local or foreign court of competent jurisdiction, governmental agency, authority, instrumentality or regulatory body (a "Governmental Entity"), is required to be obtained or made by or with respect to Seller or any of the Seller Affiliates in connection with the execution, delivery and performance of this Agreement or the Ancillary Agreements or the consummation of the Acquisition or the other transactions contemplated by this Agreement or the Ancillary Agreements, other than (A) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) compliance with and filings under the Competition Act (Canada), (C) compliance with and filings and notifications under Environmental Laws (as defined in Section 3.12(b)), (D) those that may be required solely by reason of Purchaser's (as opposed to any other third party's) participation in the Acquisition and the other transactions contemplated hereby and by the Ancillary Agreements and (E) those the failure of which to obtain or make would not reasonably be expected to have a Businesses Material Adverse Effect.

     SECTION 3.04. Financial Statements. (a) Schedule 3.04(a) sets forth (i) the audited special-purpose Combined Statement of Assets to be sold at December 31, 2002 (the "Statement of Assets") and (ii) the audited special-purpose Combined Statements of Direct Revenues and Expenses for the years ended December 31, 2002 and December 31, 2001, in each case of the Businesses, together with the notes to such financial statements (such financial statements, together with the notes to such financial statements, the "Financial Statements"). The Financial Statements present fairly, in all material respects, the assets of the Businesses as of December 31, 2002 and the related direct revenues and expenses of their operations for each of the two years ended December 31, 2002 and December 31, 2001, in conformity with GAAP.

     (b) Schedule 3.04(b) sets forth the unaudited special-purpose statement of direct revenues and expenses of the Businesses for the six months ended June 28, 2003 (the "Six Month Statement"). The Six Month Statement presents fairly, in all material respects, the direct revenues and expenses of the Businesses for the six months ended June 28, 2003, in conformity with GAAP (except as described in Schedule 3.04(b)).

     SECTION 3.05. Good and Valid Title. (a) Seller or one of the Seller Affiliates has, or as of the Closing Date will have, good and valid title to all Transferred Assets, other than those set forth in Schedule 3.05, in each case free and clear of all mortgages, liens, charges, claims, pledges or other encumbrances of any kind (collectively, "Liens"), except (i) such Liens as are set forth in Schedule 3.05, (ii) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business,
(iii) Liens arising under original purchase price conditional sales Contracts or equipment leases with third parties entered into in the ordinary course of business, (iv) Liens for Taxes and other governmental charges that are not due and payable or that may thereafter be paid without penalty and (v) other imperfections of title, licenses or encumbrances, if any, which do not materially impair the continued use and operation of the assets to which they relate in the conduct of the Businesses as presently conducted (the Liens described in clauses (i) through (v) above are referred to collectively as "Permitted Liens").

     (b) This Section 3.05 does not relate to intellectual property, such items being the subject of Section 3.06.

     SECTION 3.06. Intellectual Property. (a) With respect to the Transferred Patents and Transferred Trademarks, Schedules 1.02(a)(iii) and (iv), respectively, set forth a list of the patents, patent applications, patent rights, trademarks, trademark registration and application numbers and the jurisdictions where such Transferred Patents and Transferred Trademarks are registered or where applications have been filed. Except as set forth in
Schedule 3.06, Seller or one of the Seller Affiliates is the owner of the Transferred Patents, the Transferred Trademarks, the Licensed Patents, Trademarks and Technology, the Transferred Intellectual Property and the Transferred Technology and no license fees in respect of any Transferred Intellectual Property or Transferred Technology are paid to non-affiliated third parties for the use by Seller or the applicable Seller Affiliate of the Transferred Intellectual Property or Transferred Technology in those jurisdictions listed in Schedule 1.02(a)(v). All registration, maintenance and other fees with respect to the Transferred Intellectual Property that are required to be paid prior to the date of this Agreement have been paid and, as of the date of this Agreement, no such fees are due and owing. Purchaser acknowledges and agrees that Seller does not make any representations or warranties relating to the Transferred Trademarks for any Brand in jurisdictions other than the Purchaser Countries.

     (b) Except as set forth in Schedule 3.06, neither Seller nor any of the Seller Affiliates has granted any license of any kind relating to any Transferred Technology. Neither Seller nor any of the Seller Affiliates is bound by or a party to any option, license or similar Contract relating to any intellectual property of any other person for the use of such intellectual property in the conduct of the Businesses, except (i) as set forth in Schedule 3.06, (ii) for nonexclusive licenses to Seller or the Seller Affiliates as end-users of machinery and equipment in the ordinary course of business and
(iii) for so-called "shrink-wrap" and other non-customized license agreements relating to computer software licensed to Seller or one of the Seller Affiliates in the ordinary course of business. Except as set forth in Schedule 3.06, no claims are pending or, to the knowledge of Seller, threatened, as of the date of this Agreement against Seller or any of the Seller Affiliates by any person claiming that use of the Transferred Intellectual Property, the Transferred Technology or the Licensed Patents, Trademarks and Technology as presently used infringes, dilutes or constitutes the misappropriation of the intellectual property rights of any such person and Seller otherwise has not received any written notice during the twelve month period immediately preceding the date of this Agreement that its use of the Transferred Intellectual Property, the Transferred Technology or the Licensed Patents, Trademarks and Technology infringes, dilutes or constitutes the misappropriation of the intellectual property rights of any third person. Except as set forth in Schedule 3.06, Seller has not given any written notice during the twelve month period immediately preceding the date of this Agreement to any third party of such third party's infringement, dilution or misappropriation of the Transferred Intellectual Property or the Transferred Technology. The Transferred Intellectual Property, the Transferred Technology and the Licensed Patents, Trademarks and Technology, taken as a whole, constitutes sufficient intellectual property rights necessary to operate the Businesses as currently conducted, other than to operate certain corporate-level applications.

     (c) Except as set forth in Schedule 3.06 and other than (i) rights in connection with co-packing arrangements and (ii) cross-promotional rights entered into in the ordinary course of business, neither Seller nor any of the Seller Affiliates is a party to or bound by any license, sublicense, option or other agreement relating in whole or in part to the Transferred Intellectual Property.

     SECTION 3.07. Contracts. (a) Except as set forth in Schedule 3.07 and except for Contracts relating to Excluded Assets, neither Seller nor any of the Seller Affiliates is a party to or bound by any Contract that is used or held for use exclusively in, or that arises exclusively out of, the operation or conduct of the Businesses (other than (x) this Agreement and the Ancillary Agreements and (y) Transferred Contracts entered into after the date of this Agreement in accordance with the terms of this Agreement) and that is:

     (i) a covenant not to compete (other than (A) pursuant to any radius restriction contained in any lease, reciprocal easement or development, construction, operating or similar agreement and (B) any such covenant contained in any agreement with a broker) that materially limits the conduct of the Businesses;

     (ii) (A) a continuing Contract for the future purchase of materials, supplies, equipment, raw materials, packaging or commodities (other than (x) purchase Contracts and orders for raw materials, work-in-process, finished goods, supplies, packaging materials and other inventories in the ordinary course of business and (y) purchase orders for the co-packing or manufacturing of Products of the Businesses in the ordinary course of business), (B) a management, service, consulting or other similar Contract (other than Contracts for services in the ordinary course of business, including transportation and warehousing Contracts) or (C) an advertising or trade promotion Contract, in any such case which has an aggregate future liability to any person (other than Seller or one of the Seller Affiliates) in excess of $150,000 and is not terminable by Seller or one of the Seller Affiliates by notice of not more than 90 days for a cost of less than $75,000 (other than the obligations, liabilities and commitments set forth in Schedule 1.04(a)(v));

     (iii) a lease or similar Contract with any person (other than Seller or one of the Seller Affiliates) under which Seller or one of the Seller Affiliates is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person which lease or similar Contract has an aggregate future liability in excess of $200,000 and is not terminable by Seller or one of the Seller Affiliates by notice of not more than 90 days for a cost of less than $100,000; or

     (iv) any other Contract that has an aggregate future liability to any person (other than Seller or one of the Seller Affiliates) in excess of $175,000 and is not terminable by Seller or one of the Seller Affiliates by notice of not more than 90 days for a cost of less than $100,000 (other than purchase orders, sales orders and Contracts with brokers).

     (b) Except as set forth in Schedule 3.07, all Transferred Contracts required to be listed in Schedule 3.07 (such Contracts, the "Business Contracts") are valid, binding and in full force and effect and are enforceable by Seller or the applicable Seller Affiliate in accordance with their terms subject, as to enforcement, to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and to general equitable principles, except for such failures to be valid, binding, in full force and effect or enforceable that would not reasonably be expected to have a Businesses Material Adverse Effect. Except as set forth in Schedule 3.07, Seller or the applicable Seller Affiliate has performed all material obligations required to be performed by it to date under the Business Contracts, and it is not in breach or default thereunder and, to the knowledge of Seller, no other party to any Business Contract, as of the date of this Agreement, is in breach or default thereunder, except to the extent that such breach or default would not reasonably be expected to have a Businesses Material Adverse Effect.

     SECTION 3.08. Permits. Except as set forth in Schedule 3.08, (i) all Transferred Permits are validly held by Seller or one of the Seller Affiliates, and Seller or the applicable Seller Affiliate has complied with the terms and conditions thereof, except for any such invalidity or non-compliance that would not reasonably be expected to have a Businesses Material Adverse Effect, (ii) during the twelve month period immediately preceding the date of this Agreement neither Seller nor any of the Seller Affiliates has received written notice of any pending or threatened Proceeding relating to the revocation or modification of any such Transferred Permits the loss of which would reasonably be expected to have a Businesses Material Adverse Effect and (iii) none of such Transferred Permits would reasonably be expected to be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or the consummation of the Acquisition, except for any such suspensions, modifications, revocations or nonrenewals that would not reasonably be expected to have a Businesses Material Adverse Effect.

     SECTION 3.09. Taxes. (a) For purposes of this Agreement:

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Pre-Closing Tax Period" shall mean all taxable periods ending on or before the Closing Date and the portion ending on the Closing Date of any taxable period that includes but does not end on the Closing Date.

     "Tax" or "Taxes" shall mean all forms of taxation imposed by any Federal, state, provincial, local, foreign or other Taxing Authority, including income, franchise, property, sales, use, excise, employment, unemployment, payroll, social security, estimated, value added, ad valorem, transfer, recapture, withholding, health and other taxes of any kind, including any interest, penalties and additions thereto.

     "Taxing Authority" shall mean any Federal, state, provincial, local or foreign government, any subdivision, agency, commission or authority thereof or any quasi-governmental body exercising tax regulatory authority.

     "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority with respect to Taxes, including any amendment made with respect thereto.

     "Transfer Taxes" shall mean all sales (including bulk sales), use, transfer, recording, ad valorem, privilege, documentary, gross receipts, registration, conveyance, excise, license, stamp or similar Taxes and fees arising out of, in connection with or attributable to the transactions effectuated pursuant to this Agreement.

     (b) (i) All material Tax Returns required to be filed by the Code or by applicable state, provincial, local or foreign Tax laws to the extent such Tax Returns relate to the Transferred Assets for Pre-Closing Tax Periods have been timely filed or will be timely filed, (ii) all material Taxes due on such Tax Returns with respect to the Transferred Assets have been paid in full or will be timely paid in full by the due date thereof, (iii) no material claims are being asserted in writing with respect to any Taxes with respect to the Transferred Assets and (iv) no material Tax liens with respect to the Transferred Assets have been filed.

     (c) Seller is not a "foreign person" within the meaning of Section 1445 of the Code. Certain of the Seller Affiliates are foreign persons within the meaning of Section 1445 of the Code, but none of the assets to be transferred by such Seller Affiliates pursuant to this Agreement constitutes a "United States real property interest" within the meaning of Section 897(c)(l) of the Code.

     SECTION 3.10. Proceedings. Schedule 3.10 sets forth a list as of the date of this Agreement of each pending Proceeding (as to which a complaint has been served on Seller or any of the Seller Affiliates) or, to the knowledge of Seller, threatened Proceeding against Seller or any of the Seller Affiliates, which relates to the Businesses (including the Transferred Assets and the Licensed Patents, Trademarks and Technology) and pursuant to which a party seeks
(a) more than $150,000 from Seller or any of the Seller Affiliates or (b) in the case of a pending Proceeding only, injunctive relief. Except as set forth in
Schedule 3.10, neither Seller nor any of the Seller Affiliates is a party or subject to or in default under any unsatisfied Judgment applicable to the conduct of the Businesses, other than for such Judgments that would not reasonably be expected to have a Businesses Material Adverse Effect. This
Section 3.10 does not relate to environmental matters or intellectual property matters, such items being the subject of Sections 3.12(b) and 3.06, respectively.

     SECTION 3.11. Absence of Changes or Events. Except as set forth in Schedule
3.11 or Schedule 5.01, since June 30, 2003, there has not been a Businesses Material Adverse Effect. Except as set forth in Schedule 3.11, from June 30, 2003, to the date of this Agreement, Seller and the Seller Affiliates have not taken any action which, if taken after the date of this Agreement, would constitute a breach of Section 5.01(a).

     SECTION 3.12. Compliance with Applicable Laws. (a) The Businesses are, and to the knowledge of Seller, for the twelve month period immediately preceding the date of this Agreement, have been, in compliance with all Applicable Laws, except for instances of noncompliance that would not reasonably be expected to have a Businesses Material Adverse Effect. This Section 3.12(a) does not relate to matters with respect to Taxes, which are the subject of Section 3.09, or to environmental matters, which are the subject of Section 3.12(b).

     (b) Except for any matter that would not reasonably be expected to have a Businesses Material Adverse Effect, (i) Seller and the Seller Affiliates conduct the Businesses in compliance with all Applicable Laws relating to protection of the environment ("Environmental Laws") and (ii) there are no pending Proceedings against Seller or any of the Seller Affiliates alleging that the Businesses are in violation of any Environmental Law.

     SECTION 3.13. Transferred Inventory. Except as reflected or reserved against in the Statement, at the Closing, the Transferred Inventory will be items of a quality which is useable or saleable by the Businesses in the ordinary course of business and made in accordance with their specifications.

     SECTION 3.14. Relationships with Customers and Suppliers. Except as set forth in Schedule 3.14, none of the ten largest customers of the Businesses based on dollar sales and none of the ten largest suppliers based on dollar purchases, in each case during the year ended December 31, 2002, has, as of the date of this Agreement, canceled in writing or threatened in writing any cancelation of any material agreement with relation to the Transferred Assets or the Businesses. Except as set forth in Schedule 3.14, no Product SKU of Seller or the Seller Affiliates with sales in excess of $100,000 during the year ended December 31, 2002 to any one of the ten largest customers of the Businesses referred to in the immediately preceding sentence has, from January 1, 2003 to the date of this Agreement, been delisted by such customer.

     SECTION 3.15. Transferred Equipment. The Transferred Equipment is in good operating condition (ordinary wear and tear expected), except for instances, individually or in the aggregate, that would not reasonably be expected to have a Business Material Adverse Effect.

     SECTION 3.16. Transferred Assets. The Transferred Assets (together with the Licensed Patents, Trademarks and Technology) will include all the assets of Seller and the Seller Affiliates that are used or held for use exclusively in the operation or conduct of the Businesses on the Closing Date.

                                   ARTICLE IV

                   Representations and Warranties of Purchaser

     Purchaser hereby represents and warrants to Seller as follows:

     SECTION 4.01. Organization and Standing. Purchaser is validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which would not reasonably be expected to have a material adverse effect on the ability of Purchaser to consummate the Acquisition (a "Purchaser Material Adverse Effect").

     SECTION 4.02. Authority; Execution and Delivery; Enforceability. Purchaser has full corporate power and authority to execute this Agreement and the Ancillary Agreements to which it is, or is specified to be, a party and to consummate the Acquisition and the other transactions contemplated hereby and thereby. Purchaser has taken all corporate action required by its organizational documents to authorize the execution and delivery of this Agreement and the Ancillary Agreements to which it is, or is specified to be, a party and to authorize the consummation of the Acquisition and the other transactions contemplated hereby and thereby. Purchaser has duly executed and delivered this Agreement and prior to the Closing will have duly executed and delivered each Ancillary Agreement to which it is, or is specified to be, a party, and this Agreement constitutes, and each Ancillary Agreement to which it is, or is specified to be, a party will after the Closing constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms subject, as to enforcement, to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and to general equitable principles.

     SECTION 4.03. No Conflicts or Violations; No Consents or Approvals Required. The execution and delivery by Purchaser of this Agreement do not, the execution and delivery by Purchaser of each Ancillary Agreement to which it is, or is specified to be, a party will not, and the consummation of the Acquisition and the other transactions contemplated hereby and thereby will not conflict with, or result in any breach of or constitute a default under, or result in the creation of any Lien upon any of the properties or assets of Purchaser or any of its subsidiaries under, any provision of (i) the organizational documents of Purchaser or any of its subsidiaries, (ii) any Contract to which Purchaser or any of its subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) any Judgment or Applicable Law applicable to Purchaser or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that would not reasonably be expected to have a Purchaser Material Adverse Effect. No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Purchaser or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or the Ancillary Agreements or the consummation of the Acquisition or the other transactions contemplated by this Agreement or the Ancillary Agreements other than (A) compliance with and filings under the HSR Act, (B) compliance with and filings under the Competition Act (Canada), (C) compliance with and filings and notifications under Environmental Laws, (D) those that may be required solely by reason of Seller's (as opposed to any third party's) participation in the Acquisition and the other transactions contemplated hereby and by the Ancillary Agreements and (E) those the failure of which to obtain or make would not reasonably be expected to have a Purchaser Material Adverse Effect.

     SECTION 4.04. Proceedings. There are not any (a) outstanding Judgments against Purchaser or any of its subsidiaries, (b) Proceedings pending or, to the knowledge of Purchaser, threatened against Purchaser or any of its subsidiaries or (c) investigations by any Governmental Entity that are pending or threatened against Purchaser or any of its subsidiaries that, in any such case, would reasonably be expected to have a Purchaser Material Adverse Effect.

     SECTION 4.05. Availability of Funds. Purchaser has (or at the Closing will have) cash available which is sufficient to enable it to consummate the Acquisition and the other transactions contemplated by this Agreement.

                                   ARTICLE V

                                    Covenants

     SECTION 5.01. Covenants Relating to Conduct of the Businesses. (a) Except for matters (x) set forth in Schedule 5.01, (y) expressly agreed to by Purchaser or (z) otherwise contemplated by the terms of this Agreement, from the date of this Agreement to the Closing Date, Seller shall, and shall cause the Seller Affiliates to, conduct the Businesses in the ordinary course in a manner consistent with past practice and, to the extent consistent therewith, use commercially reasonable efforts to preserve the material business relationships with customers, suppliers, distributors and others with whom Seller and the Seller Affiliates deal with in connection with the conduct of the Businesses in the ordinary course of business. Notwithstanding the foregoing, Purchaser acknowledges and agrees that relationships with Seller and certain of its affiliates providing services to the Businesses will terminate as of the Closing as contemplated in Section 11.03 and that such termination shall not constitute a breach of this Agreement. In addition, except as set forth in Schedule 5.01 or otherwise contemplated by the terms of this Agreement, Seller shall not, and shall not cause any of the Seller Affiliates to, do any of the following in connection with the Businesses without the prior written consent of Purchaser (which consent shall not be unreasonably withheld or delayed):

     (i) subject any of the Transferred Assets to any Lien of any nature whatsoever that would have been required to be set forth in Schedule
          3.05 if existing on the date of this Agreement;

     (ii) waive any claims or rights of material value that relate exclusively to the Businesses or to the Transferred Assets;

     (iii) sell, lease, license or otherwise dispose of any Transferred Asset, except (A) Inventory and obsolete or excess Equipment sold or disposed of in the ordinary course of business and (B) leases entered into in the ordinary course of business with aggregate annual lease payments not in excess of $100,000;

     (iv) enter into any lease of real property that relates exclusively to the Businesses;

     (v) make any change in any method of accounting or accounting practice or accounting policy applicable to the Businesses other than those required by (w) applicable accounting principles, (x) Applicable Law,
          (y) any Judgment or (z) changes in the internal accounting principles of Seller and the Seller Affiliates generally and not specifically related to the Businesses that do not affect the preparation of the Statement;

     (vi) amend in any material respect, waive any material right or terminate prior to its stated term any Business Contract;

     (vii) (A) enter into or agree to any (x) trade promotion in excess of $300,000 per customer or (y) consumer promotion in excess of $700,000 or (B) make or incur any advertising commitment in excess of $250,000 (in each case, other than pursuant to a commitment set forth in Schedule 1.04(a)(v));

     (viii) enter into any other Contract that has an aggregate future liability to any person (other than Seller or one of the Seller Affiliates) in excess of $175,000 (other than purchase orders entered into in the ordinary course of business in a manner consistent with past practice); or

     (ix) agree, whether in writing or otherwise, to do any of the foregoing.

     (b) Seller shall use its best efforts to keep, or to cause to be kept, all insurance policies currently maintained with respect to the Transferred Assets (the "Seller Insurance Policies"), or suitable replacements therefor, in full force and effect through the close of business on the Closing Date; it being understood that any and all Seller Insurance Policies are owned and maintained by Seller and its affiliates (and do not exclusively relate to the Businesses). Purchaser will not have any rights under the Seller Insurance Policies from and after the Closing.

     SECTION 5.02. Access to Information. Seller shall, and shall cause the Seller Affiliates to, afford to Purchaser and its accountants, counsel and other representatives reasonable access, upon reasonable prior notice during normal business hours during the period prior to the Closing, to (i) the personnel engaged primarily in the Businesses and (ii) properties, books, Contracts, commitments and records (including with respect to (x) Product SKU delistings during such period and (y) Product loss information reasonably requested by Purchaser), or portions thereof, relating exclusively to the Businesses (other than the Excluded Assets and the personnel engaged in the conduct of the Businesses) (such reasonable access to include the delivery of monthly unaudited statements of direct revenues and expenses and weekly unaudited sales information based on Unilever management accounts, in each case, of the Businesses, similar to the ones made available to Purchaser prior to the date of this Agreement); provided, however, that such access does not unreasonably disrupt the normal operations of Seller or any of the Seller Affiliates relating to the Businesses. Nothing contained in this Section 5.02 shall obligate Seller to breach any duty of confidentiality owed to any person whether such duty arises contractually, statutorily or otherwise.

     SECTION 5.03. Confidentiality. (a) Purchaser acknowledges that the information being provided to it in connection with the Acquisition and the consummation of the other transactions contemplated hereby is subject to the terms of a confidentiality agreement between Purchaser and Unilever United States, Inc. (the "Confidentiality Agreement"), the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate with respect to information relating solely to the Businesses (other than the Excluded Assets and the personnel engaged in the conduct of the Businesses); provided, however, that Purchaser acknowledges that any and all other information provided to it by Seller or Seller's representatives concerning Seller and its affiliates shall remain subject to the terms and conditions of the Confidentiality Agreement after the Closing Date.

     (b) Seller shall keep confidential, and cause its affiliates and instruct its and their officers, directors, employees and advisors to keep confidential, all information included in the Transferred Assets, except as required by law or administrative process and except for information which is available to the public on the Closing Date, or thereafter becomes available to the public other than as a result of a breach of this Section 5.03(b). The covenant set forth in this Section 5.03(b) shall terminate three years after the Closing Date.

     (c) From and after the Closing, at Purchaser's written request, Seller shall, at its option, either (i) assign to Purchaser all of its rights under any non-disclosure or confidentiality agreements against any third parties with respect to disclosures regarding the Businesses or the Transferred Assets (or any portion thereof) in breach of such agreements or (ii) use, and shall cause its affiliates to use, at Purchaser's sole cost and expense, its commercially reasonable efforts to defend and enforce its or their rights under any such agreements against any third parties with respect to such disclosures.

     (d) Notwithstanding anything to the contrary contained in this Agreement, each party hereto (and each employee, representative or other agent of any party) may disclose to any and all persons, without limitation of any kind, the U.S. Federal income tax treatment and U.S. Federal income tax structure of any and all transaction(s) contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are or have been provided to any party (or to any employee, representative or other agent of any such party) relating to such tax treatment or tax structure; provided, however, the treatment and tax structure shall not include the identity of any existing or future party (or any affiliate of such party) to this Agreement.

     SECTION 5.04. Best Efforts. (a) On the terms and subject to the conditions of this Agreement, each of Seller and Purchaser shall use its best efforts or, in the case of obtaining the clearance referenced in the sixth sentence of
Section 5.04(b), its commercially reasonable best efforts to cause the Closing to occur, including taking all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on it or any of its affiliates with respect to the Closing. Each of Seller and Purchaser shall not, and shall not permit any of their respective affiliates to, take any actions that would, or that could reasonably be expected to, result in any of the conditions set forth in Article VI not being satisfied.

     (b) Each of Seller and Purchaser shall as promptly as practicable, but in no event later than six business days following the execution and delivery of this Agreement, (i) file or cause to be filed with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act and (ii) make such other filings as are necessary in other jurisdictions in order to comply with all Applicable Laws, including the Competition Act (Canada), relating to competition and shall promptly provide any supplemental information requested by applicable Governmental Entities relating thereto. Any such filing, notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act or such other Applicable Law. Each of Seller and Purchaser shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act or such other Applicable Law. Each of Seller and Purchaser shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC, the DOJ and any other applicable Governmental Entity and shall comply promptly with any such inquiry or request and shall promptly provide any supplemental information requested in connection with the filings made hereunder pursuant to the HSR Act or such other Applicable Law. Any such supplemental information shall be in substantial compliance with the requirements of the HSR Act or such other Applicable Law. Each party shall use its commercially reasonable best efforts to obtain any clearance required under the HSR Act or such other Applicable Law for the consummation of the transactions contemplated by this Agreement, without the necessity of divesting any portion of the products or assets of or relating to the Businesses or Purchaser and its affiliates. For purposes of this Section 5.04, the "commercially reasonable best efforts" of Purchaser shall include promptly opposing any motion or action for a temporary, preliminary or permanent injunction against the Acquisition or any portion thereof.

     SECTION 5.05. Brokers or Finders. Each of Purchaser and Seller represents, as to itself and its affiliates, that no agent, broker, investment banker or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except, as to Seller, Morgan Stanley & Co. Incorporated, whose fees and expenses will be paid by Seller and, as to Purchaser and its affiliates, Lazard Freres & Co. LLC, whose fees and expenses will be paid by Purchaser.

     SECTION 5.06. Further Assurances. After the Closing, each party shall take such further actions and execute such further documents as may be reasonably necessary or reasonably requested by the other party in order to effectuate the intent of this Agreement and to provide such other party in all material respects with the intended benefits of this Agreement; provided, however, that neither party shall be required to incur any expense pursuant to this Section 5.06.

     SECTION 5.07. Additional Payments. (a) For purposes of this Agreement:

     "Annual Statement Date" shall mean the date that is 60 days after the end of each of the years ended December 31, 2004, December 31, 2005, December 31, 2006, December 31, 2007, December 31, 2008, December 31, 2009, December 31, 2010
and December 31, 2011, as the case may be.

     "Annual Statement Payment Date" shall mean the date that is 15 days after each Annual Statement Date other than the final Annual Statement Date to occur in accordance with the terms of this Section 5.07.

     "Eighth Anniversary Date" shall mean the eighth anniversary of the Closing Date.

     "Final Payment Date" shall mean the date that is 45 days after the Eighth Anniversary Date.

     "First Payment Date" shall mean the date that is 45 days after the end of the first Quarter ended after the Closing Date.

     "Mentadent Payment" shall mean an amount equal to 5% of the GAAP net sales of Mentadent Products recorded by Purchaser or any of its affiliates, (i) if paid on the First Payment Date, in the period from and after the Closing Date to and including the end of the first Quarter ended after the Closing Date, (ii) if paid on a Quarterly Payment Date or an Annual Statement Date, in the Quarter immediately preceding such Quarterly Payment Date or Annual Statement Date, as the case may be, or (iii) if paid on the Final Payment Date, in the period from and after the end of the last Quarter ended prior to the Eighth Anniversary Date to and including the Eighth Anniversary Date.

     "Mentadent Products" shall mean any products (i) bearing the Mentadent Brand trademarks or trade dress or (ii) created, developed or manufactured with, or that use, (w) the pump/refill device, pump/refill Technology or pump/refill trade dress, in each case associated with the Mentadent Brand as of the Closing,
(x) any modifications of such pump/refill device, pump/refill Technology or pump/refill trade dress, (y) Transferred Patents exclusively relating to the Mentadent Brand that exist as of the Closing or (z) any continuations, continuations-in-part, divisions or reissues of such Transferred Patents.

     "Payment Date" shall mean the First Payment Date, each Quarterly Payment Date and the Final Payment Date, as the case may be.

     "Quarter" shall mean a period of three calendar months (or, in the case of the First Payment Date only, the portion thereof) ending on March 31, June 30, September 30 or December 31.

     "Quarterly Payment Date" shall mean the date that is 45 days after the end of a Quarter ended (i) after the Closing Date, (ii) prior to the Eighth Anniversary Date and (iii) on March 31, June 30 or September 30, other than the First Payment Date and the Final Payment Date.

     "True-Up Payment" shall mean an amount, if any, calculated on an Annual Statement Date, equal to the amount by which (i) $1,000,000 x Y exceeds (ii) P (where "Y" equals the number of Annual Statement Dates which have occurred prior to and including such date of calculation and "P" equals the sum of the aggregate amount of all (x) Mentadent Payments paid to Seller prior to such date of calculation and due and payable on the Annual Statement Payment Date next following plus (y) True-Up Payments paid to Seller prior to such date of calculation; provided, however, that "True-Up Payment" shall mean an amount equal to zero so long as Seller has received from Purchaser an aggregate amount of Mentadent Payments and True-Up Payments equal to or in excess of $5,000,000.

     (b) Purchaser shall pay to Seller (or its designee) (i) on each Payment Date, a Mentadent Payment, and (ii) on each Annual Statement Payment Date, a Mentadent Payment and, if applicable, a True-Up Payment. Notwithstanding the foregoing, (A) so long as Seller has received from Purchaser an aggregate amount of Mentadent Payments and True-Up Payments equal to or in excess of $5,000,000, no Mentadent Payments shall be owed after the fifth Annual Statement Payment Date unless and until such time as the aggregate amount of all Mentadent Payments paid, accrued or owed pursuant to this Section 5.07 exceeds $5,000,000, immediately following which time Mentadent Payments shall be due and payable in accordance with the terms of this Section 5.07; provided, however, that, in the event that the aggregate amount of all Mentadent Payments paid, accrued or owed pursuant to this Section 5.07 does not equal or exceed $5,000,000, Seller shall pay to Purchaser the amount, if any, by which the aggregate amount of Mentadent Payments and True-Up Payments received by Seller exceeds $5,000,000 within five Business Days after the earlier of (x) the Eighth Anniversary Date and (y) the date this is 30 days immediately following such time that none of Purchaser or its affiliates has engaged in the sale of Mentadent Products in any material respect for a period of 60 or more consecutive days; (B) the aggregate amount of all Mentadent Payments and True-Up Payments payable to Seller pursuant to this
Section 5.07 shall not exceed $12,000,000; and (C) Purchaser shall have no further obligations under this Section 5.07 after Seller shall have received from Purchaser an aggregate amount of Mentadent Payments and True-Up Payments equal to $12,000,000.

     (c) The Mentadent Payments and the True-Up Payments shall be calculated by Purchaser. At least 15 days prior to each Payment Date, Purchaser shall deliver to Seller a written statement (i) setting forth Purchaser's calculation of the Mentadent Payment for such Payment Date, together with an analysis in reasonable detail of how the relevant GAAP net sales of the Mentadent Products were derived and calculated, and (ii) certified by the chief financial officer of Purchaser.

     (d) (i) On each Annual Statement Date, Purchaser shall deliver to Seller a written statement (each, an "Annual Statement") (A) setting forth Purchaser's calculation of (x) the Mentadent Payment due on the next following Annual Statement Payment Date and the Mentadent Payments paid on the three immediately preceding Payment Dates (or, in the case of the final Annual Statement Date to occur in accordance with the terms of this Section 5.07, the Mentadent Payments paid on the four immediately preceding Payment Dates) and (y) the True-Up Payment, if any, due on the next following Annual Statement Payment Date, together with an analysis in reasonable detail of how the relevant GAAP net sales of the Mentadent Products were derived and calculated, (B) certified by Purchaser's nationally recognized public accounting firm in a written agreed upon procedures report of such firm and (C) certified by the chief financial officer of Purchaser.

     (ii) Unless Seller notifies Purchaser in writing within 45 days after Seller's receipt of an Annual Statement of any objection to the computation of the Mentadent Payment or, if applicable, the True-Up Payment set forth therein (the "Mentadent Notice of Objection"), such Annual Statement shall become final and binding. During such 45-day period Seller and its representatives shall be permitted to review the working papers and have access to the personnel of Purchaser relating to such Annual Statement. Any Mentadent Notice of Objection shall specify in reasonable detail the basis for the objections set forth therein.

     (iii) If Seller provides the Mentadent Notice of Objection to Purchaser within such 45-day period, Purchaser and Seller shall, during the 30-day period following Purchaser's receipt of the Mentadent Notice of Objection, attempt in good faith to resolve Seller's objections. During such 30-day period, Purchaser and its representatives shall be permitted to review the working papers of Seller relating to the Mentadent Notice of Objection and the basis therefor. If Purchaser and Seller are unable to resolve all such objections within 30 days, the matters remaining in dispute shall be submitted to the Independent Expert. The parties shall instruct the Independent Expert to render its reasoned written decision as promptly as practicable but in no event later than 60 days after its selection. The resolution of disputed items by the Independent Expert shall be final and binding, and the determination of the Independent Expert shall constitute an arbitral award that is final, binding and non-appealable and upon which a judgment may be entered by a court having jurisdiction thereover. The fees and expenses of the Independent Expert shall be borne equally by Purchaser and Seller. Notwithstanding the foregoing, all undisputed amounts owed under this Section 5.07 shall be paid promptly when due in accordance with Section 5.07(g).

     (e) Purchaser shall afford or cause to be afforded to Seller and its affiliates and its and their accountants and other representatives (i) reasonable access during normal business hours in a manner that does not unreasonably disrupt the normal operations of Purchaser's business to the personnel, properties, books, contracts, commitments and records relating to the business of Purchaser and its affiliates in connection with Seller's review of each Annual Statement and (ii) the right to make copies of such books and records.

     (f) Notwithstanding anything to the contrary contained in this Section 5.07, within 30 days immediately following such time, if any, that none of Purchaser or its affiliates has engaged in the sale of Mentadent Products in any material respect for a period of 60 or more consecutive days, Purchaser shall pay to Seller an amount equal to the amount by which $5,000,000 exceeds the aggregate amount of all Mentadent Payments and True-Up Payments previously paid to Seller.

     (g) All payments made pursuant to this Section 5.07 shall be in U.S. dollars by wire transfer of immediately available funds to a bank account designated by Seller at least two days prior to the applicable Payment Date or Annual Statement Payment Date.

     SECTION 5.08. Removal of Certain Equipment. Purchaser and Seller agree that Purchaser, with Seller's assistance, shall as soon as reasonably practicable (and in any event within 90 days following the termination of the Transitional Services Agreement (as defined in Section 11.03)) disassemble, package, prepare for delivery and deliver at Purchaser's instruction the items of Equipment set forth in Schedule 1.02(a)(iii) and located at a facility owned or operated by Seller or a Seller Affiliate (other than such items of Equipment included in the definition of "Equipment" in the Manufacturing Agreement), at Purchaser's sole cost, risk and expense (other than damage to the Equipment caused by Seller's negligence or willful misconduct). Seller agrees to allow Purchaser access to the Equipment (for the above purpose) during normal business hours and upon reasonable notice. Purchaser shall be responsible for any reasonable repairs of any damage caused by Purchaser to the facilities owned and operated by Seller or a Seller Affiliate solely to the extent such damage was caused by Purchaser's removal of Equipment pursuant to this Section 5.08.

                                   ARTICLE VI

                              Conditions to Closing

     SECTION 6.01. Conditions to Each Party's Obligation. The obligation of Purchaser to purchase and pay for the Transferred Assets and the obligation of Seller to, or to cause the Seller Affiliates to, sell, transfer, assign and deliver the Transferred Assets to Purchaser is subject to the satisfaction (or waiver by Purchaser and Seller) on or prior to the Closing Date of the following conditions:

     (a) Governmental Approvals. The waiting period under the HSR Act and any waiting periods under the Competition Act (Canada) shall have expired or been terminated. All other material Consents of, or registrations, declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity legally required for the consummation of the Acquisition shall have been obtained or filed or shall have occurred.

     (b) No Injunctions or Restraints. No Applicable Law or injunction enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect; provided, however, that each of the parties shall have used its best efforts (as required by Section 5.04(a)) to prevent the occurrence or entry of any such legal restraint and to remove or appeal as promptly as possible any such legal restraint.

     SECTION 6.02. Conditions to Obligation of Purchaser. The obligation of Purchaser to purchase and pay for the Transferred Assets is subject to the satisfaction (or waiver by Purchaser) on or prior to the Closing Date of the following conditions:

     (a) Representations and Warranties. The representations and warranties of Seller in this Agreement that are qualified as to materiality or Business Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality or Business Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). Purchaser shall have received a certificate signed by an authorized officer of Seller as to the satisfaction of the foregoing condition.

     (b) Performance of Obligations of Seller. Seller shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Seller by the time of the Closing. Purchaser shall have received a certificate signed by an authorized officer of Seller as to the satisfaction of the foregoing condition.

     (c) Licenses. Seller shall have duly executed and delivered each of the Excluded Close-Up Trademarks and Technology License and the Excluded Patents and Technology License.

     SECTION 6.03. Conditions to Obligation of Seller. The obligation of Seller to, or to cause the Seller Affiliates to, sell, transfer, assign and deliver the Transferred Assets is subject to the satisfaction (or waiver by Seller) on or prior to the Closing Date of the following conditions:

     (a) Representations and Warranties. The representations and warranties of Purchaser made in this Agreement that are qualified as to materiality or Business Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality or Business Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). Seller shall have received a certificate signed by an authorized officer of Purchaser as to the satisfaction of the foregoing condition.

     (b) Performance of Obligations of Purchaser. Purchaser shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser by the time of the Closing. Seller shall have received a certificate signed by an authorized officer of Purchaser as to the satisfaction of the foregoing condition.

     (c) Transferred Technology License. Purchaser shall have duly executed and delivered the Transferred Technology License.

     SECTION 6.04. Frustration of Closing Conditions. Neither Purchaser nor Seller may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party's failure to act in good faith or to use its best efforts to cause the Closing to occur, as required by
Section 5.04.

                                  ARTICLE VII

                       Termination; Effect of Termination

     SECTION 7.01. Termination. (a) Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated and the Acquisition and the other transactions contemplated by this Agreement abandoned at any time prior to the Closing:

     (i)  by mutual written consent of Seller and Purchaser;

     (ii) by Seller, if (x) any of the conditions set forth in Section 6.01 or
          6.03 shall have become incapable of fulfillment and shall not have been waived by Seller, (y) 30 days have elapsed since the receipt by Purchaser of a written notice by Seller of such incapability and (z) Purchaser shall have failed to fulfill such condition within such 30-day period;

     (iii) by Purchaser, if (x) any of the conditions set forth in Section 6.01 or 6.02 shall have become incapable of fulfillment and shall not have been waived by Purchaser, (y) 30 days have elapsed since the receipt by Seller of a written notice by Purchaser of such incapability and
          (z) Seller shall have failed to fulfill such condition within such 30-day period; or

     (iv) by Seller or Purchaser, if the Closing does not occur on or prior to February 29, 2004;

provided, however, that the party seeking termination pursuant to clause (ii),
(iii) or (iv) is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

     (b) In the event of termination by Seller or Purchaser pursuant to this
Section 7.01, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein:

     (i) Purchaser shall, and shall cause each of its directors, officers, employees, agents, representatives and advisors to, return to Seller all documents and other material received from Seller or any of its affiliates relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof; and

     (ii) all confidential information received by Purchaser, its directors, officers, employees, agents, representatives or advisors with respect to the businesses of Seller and its affiliates (including with respect to the Businesses) shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

     SECTION 7.02. Effect of Termination. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in Section 7.01, this Agreement shall become null and void and of no further force and effect, except for the provisions of (i) Section 5.03 relating to the obligation of Purchaser to keep confidential certain information and data obtained by it from Seller or Seller's representatives, (ii) Section 12.03 relating to certain expenses, (iii) Section 5.05 relating to finder's fees and broker's fees, (iv)
Section 7.01 and this Section 7.02 and (v) Section 11.01 relating to publicity. Nothing in this Section 7.02 shall be deemed to release any party from any liability for any breach by such party of the terms, conditions, covenants and other provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

                                  ARTICLE VIII

                                 Indemnification

     SECTION 8.01. Indemnification by Seller. Subject to the limitations set forth in Section 8.04, from and after the Closing, Seller shall indemnify, defend and hold harmless Purchaser and its affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives (the "Purchaser Indemnitees") from and against any and all claims, losses, damages, liabilities, obligations or expenses, including reasonable third-party legal fees and expenses incurred in the successful enforcement of the indemnification provisions contained in this Article VIII (collectively, "Losses"), to the extent arising or resulting from any of the following:

     (i) any breach of any representation or warranty of Seller contained in this Agreement (it being understood and agreed that Seller makes no representation or warranty as to the Nine Month Statement (as defined in Section 11.08) to be delivered to Purchaser pursuant to Section 11.08, including as to (x) the accuracy, completeness or truthfulness of any of the information contained in the Nine Month Statement or (y) whether the Nine Month Statement fairly presents the direct revenue and expenses of the Businesses for the nine months ended September 27,
          2003);

     (ii) any breach of any covenant of Seller contained in this Agreement, whether requiring performance on or prior to, or from and after, the Closing;

     (iii) any Retained Liability;

     (iv) any fees, expenses or other payments incurred or owed by Seller to any agent, broker, investment banker or other firm or person retained or employed by it in connection with the transactions contemplated by this Agreement; and

     (v) any so-called "bulk transfer laws" as a result of the actions contemplated by Section 11.06.

     SECTION 8.02. Indemnification by Purchaser. From and after the Closing, Purchaser shall indemnify, defend and hold harmless Seller and each of its affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives (the "Seller Indemnitees") from and against any and all Losses, to the extent arising or resulting from any of the following:

     (i) any breach of any representation or warranty of Purchaser contained in this Agreement;

     (ii) any breach of any covenant of Purchaser contained in this Agreement, whether requiring performance on or prior to, or from and after, the Closing;

     (iii) any Assumed Liability; and

     (iv) any fees, expenses or other payments incurred or owed by Purchaser or its affiliates to any agent, broker, investment banker or other firm or person retained or employed by it in connection with the transactions contemplated by this Agreement.

     SECTION 8.03. Indemnification Procedures. (a) Procedures Relating to Indemnification of Third Party Claims. If any party (the "Indemnified Party") receives written notice of the commencement of any action or proceeding or the assertion of any claim by a third party or the imposition of any penalty or assessment for which indemnity may be sought under Section 8.01 or 8.02 (a "Third Party Claim"), and such Indemnified Party intends to seek indemnity pursuant to this Article VIII, the Indemnified Party shall promptly provide the other party (the "Indemnifying Party") with written notice of such Third Party Claim, stating the nature, basis and the amount thereof, to the extent known, along with copies of the relevant documents evidencing such Third Party Claim and the basis for indemnification sought. Failure of the Indemnified Party to give such notice will not relieve the Indemnifying Party from liability on account of this indemnification, except if and to the extent that the Indemnifying Party is actually prejudiced thereby. The Indemnifying Party will have 30 days from receipt of any such notice of a Third Party Claim to give written notice to assume the defense thereof. If notice to the effect set forth in the immediately preceding sentence is given by the Indemnifying Party, the Indemnifying Party will have the right to assume the defense of the Indemnified Party against the Third Party Claim with counsel of its choice and reasonably satisfactory to the Indemnified Party. If (x) such Third Party Claim seeks injunctive or other similar relief and (y) there would exist an actual conflict of interest between the Indemnifying Party and the Indemnified Party, to the extent that the equitable claim may be segregated, the Indemnified Party will have the right to assume the defense of such Third Party Claim to the extent that it relates to the injunctive relief sought, at the Indemnifying Party's cost and expense. So long as the Indemnifying Party has assumed the defense of the Third Party Claim in accordance herewith, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim and (ii) the Indemnified Party will not file any papers or consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party. The Indemnifying Party will not (A) admit to any wrongdoing on behalf of the Businesses or (B) consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim to the extent such judgment or settlement provides for equitable relief or materially adversely affects the Indemnified Party's operation and conduct of its business, in each case, without the prior written consent of the Indemnified Party (such written consent will not be withheld or delayed unreasonably). The Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to a Third Party Claim to the extent such judgment or settlement provides for monetary damages that would cause the Cap or the Purchase Price Cap (each as defined in Section 8.04(a)), as applicable, to be exceeded, without the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld or delayed) (it being agreed and understood that the Cap or the Purchase Price Cap, as applicable, being exceeded will not, in and of itself, constitute reasonable grounds for withholding or delaying such consent). The parties will use reasonable best efforts to minimize Losses from Third Party Claims and will act in good faith in responding to, defending against, settling or otherwise dealing with such claims. The parties will also cooperate in any such defense and give each other reasonable access to all information relevant thereto. Whether or not the Indemnifying Party has assumed the defense, such Indemnifying Party will not be obligated to indemnify the Indemnified Party hereunder for any settlement entered into or any judgment that was consented to without the Indemnifying Party's prior written consent (which consent will not be unreasonably withheld or delayed).

     (b) Procedures for Non-Third Party Claims. The Indemnified Party will notify the Indemnifying Party in writing promptly of its discovery of any matter that does not involve a Third Party Claim being asserted against or sought to be collected from the Indemnified Party, giving rise to the claim of indemnity pursuant hereto. The failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party from liability on account of this indemnification, except only to the extent that the Indemnifying Party is actually prejudiced thereby. The Indemnifying Party will have 30 days from receipt of any such notice to give written notice of dispute of the claim to the Indemnified Party. The Indemnified Party will reasonably cooperate and assist the Indemnifying Party in determining the validity of any claim for indemnity by the Indemnified Party and in otherwise resolving such matters. Such assistance and cooperation will include providing reasonable access, in a manner that does not unreasonably disrupt the normal operation of the business of the Indemnified Party, to and copies of information, records and documents relating to such matters, furnishing employees to assist in the investigation, defense and resolution of such matters and providing legal and business assistance with respect to such matters.

     SECTION 8.04. Limitations on Indemnification. (a) Notwithstanding the foregoing provisions of this Article VIII, (i) Seller shall not be responsible, pursuant to Section 8.01(i), for any indemnifiable Losses suffered by any Purchaser Indemnitee arising out of a breach of any representation or warranty of Seller herein (it being agreed and acknowledged by the parties that (A) for purposes of determining whether any breach of any such representation or warranty has occurred, such representations and warranties shall be deemed qualified by all references herein to materiality generally or to whether or not any such breach results or may result in a Businesses Material Adverse Effect, and (B) for purposes of calculating Losses in respect of any Purchaser Indemnitee's right to indemnification pursuant to this Article VIII, such representations and warranties shall not be deemed so qualified) unless a claim therefor is asserted in writing within the applicable time period specified in
Section 8.04(b), failing which such claim shall be waived and extinguished, (ii) Seller shall not be liable, pursuant to Section 8.01(i), for (x) any Losses suffered by any Purchaser Indemnitee unless the aggregate of all Losses suffered by the Purchaser Indemnitees exceeds, on a cumulative basis, $1,000,000 (the "Threshold"), and then only to the extent of any such excess or (y) any individual item or series of related items arising out of the same or similar set of facts or circumstances where the Loss relating thereto is, in the aggregate, less than $20,000 (the "De Minimis Amount") (and such items shall not be aggregated for purposes of the immediately preceding clause (x)), (iii) the aggregate liability of Seller hereunder, pursuant to Section 8.01(i), for Losses suffered by the Purchaser Indemnitees shall in no event exceed $41,600,000 (the "Cap") and (iv) neither party hereto shall be liable to the other for indirect, special, incidental, consequential or punitive damages claimed by such other party (other than those paid or payable to third parties) resulting from such first party's breach of its representations, warranties or covenants hereunder. In no event shall Seller be obligated to indemnify the Purchaser Indemnitees or any other person with respect to any matter to the extent that such matter was reflected in the calculation of the adjustment to the Closing Date Payment, if any, pursuant to Section 2.03(c). Notwithstanding anything to the contrary contained in this Agreement, (A) Losses recoverable by the Purchaser Indemnitees for breaches of the representations and warranties contained in Sections 3.01, 3.02, 3.05, 3.13 and 3.16 and claims of, or causes of action arising from, Seller's fraud shall not be subject to the Threshold or the De Minimis Amount and (B) if a Purchaser Indemnitee shall suffer any indemnifiable Loss arising out of a breach of any covenant hereunder or the representations and warranties contained in Sections 3.01, 3.02, 3.05, 3.13 and 3.16 or out of a claim of, or cause of action arising from, Seller's fraud that would cause the Cap to be exceeded, Seller shall be liable for such Loss so long as, and only to the extent that, the amount of such Loss and all prior Losses that have been paid by Seller, shall not exceed $104,000,000 (the "Purchase Price Cap") (in the event that the amount of such Loss would cause the foregoing limitation in this clause
(B) to be exceeded, Seller's liability with respect to such Loss shall be limited to the portion of such Loss which would not cause such limitation to be exceeded).

     (b) No action or claim for Losses under Section 8.01(i) or 8.02(i) arising out of or resulting from a breach of representations and warranties described therein shall be brought or made after the expiration of the 18 month anniversary of the Closing Date (the "General Survival Period"); provided, however, that the foregoing time limitations shall not apply to: (i) any covenant hereunder or any of the representations and warranties contained in Sections 3.01, 3.02, 3.05, 3.13, 3.16, 4.01 and 4.02, and claims of, or causes of action arising from, Seller's or Purchaser's fraud, as applicable, each of which shall survive indefinitely; or (ii) the representations and warranties contained in Section 3.09, which shall survive until the day immediately following expiration of the applicable statute of limitation so long as such period is longer than the General Survival Period.

     (c) Purchaser acknowledges and agrees that, (i) other than the representations and warranties of Seller specifically contained in Article III of this Agreement and Section 5.05, none of Seller, any of its affiliates or any other person has made any representation or warranty either expressed or implied
(A) with respect to the Businesses, the Transferred Assets, the Assumed Liabilities or the transactions contemplated hereby or (B) as to the accuracy or completeness of any information regarding the Businesses, the Transferred Assets, the Assumed Liabilities or the transactions contemplated hereby furnished or made available to Purchaser and its representatives and (ii) Purchaser shall have no claim or right to indemnification pursuant to this
Article VIII and none of Seller, any of its affiliates or any other person shall have or be subject to any liability to Purchaser or any other person with respect to any information, documents or materials furnished by Seller, any of its affiliates or any of their respective officers, directors, employees, agents or advisors to Purchaser, including the Confidential Memorandum dated March 2003 prepared by Morgan Stanley & Co. Incorporated and any information, documents or material made available to Purchaser and its representatives in certain "data rooms", management presentations or any other form in expectation of the transactions contemplated hereby. Without limiting the generality of the foregoing, Purchaser acknowledges and agrees that, except for the representations and warranties contained in Sections 3.13 or 3.15, (x) Seller does not make any representations or warranties relating to the maintenance, repair, condition, design, performance or marketability of any Transferred Asset, including merchantability or fitness for a particular purpose and (y) it shall obtain rights in the Transferred Assets in their present condition and state of repair, "as is" and "where is".

     (d) Each of Purchaser and Seller acknowledges and agrees that, should the Closing occur, its sole and exclusive remedy with respect to any and all claims relating to this Agreement, the Businesses, the Transferred Assets, the Excluded Assets, the Assumed Liabilities, the Retained Liabilities or the transactions contemplated hereby (other than claims of, causes of action arising from, fraud or causes of action arising from the provisions of any so-called "bulk transfer laws" or causes of action arising under the Ancillary Agreements) shall be pursuant to the indemnification provisions set forth in this Article VIII. In furtherance of the foregoing, (i) Purchaser hereby waives, from and after the Closing, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud, causes of action arising from the provisions of any so-called "bulk transfer laws" or causes of action arising under the Ancillary Agreements) Purchaser or any other Purchaser Indemnitee may have against Seller or any of its affiliates or any of their respective directors, officers and employees arising under or based upon any Federal, state, provincial, local or foreign statute, law, ordinance, rule or regulation or otherwise (except pursuant to the indemnification provisions set forth in this Article VIII) and (ii) Seller hereby waives, from and after the Closing, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud, causes of action arising from the provisions of any so-called "bulk transfer laws" or causes of action arising under the Ancillary Agreements) Seller or any other Seller Indemnitee may have against Purchaser or any of its affiliates or any of their respective directors, officers and employees arising under or based upon any Federal, state, provincial, local or foreign statute, law, ordinance, rule or regulation or otherwise (except pursuant to the indemnification provisions set forth in this Article VIII). Each party acknowledges and agrees that the indemnification provisions set forth in this Article VIII are not available as a remedy with respect to claims relating to any of the Ancillary Agreements.

     SECTION 8.05. Calculation of Indemnity Payments. The amount of any Loss for which indemnification is provided under this Article VIII shall be net of any amounts actually received by, or paid on behalf of, the Indemnified Party under insurance policies with respect to such Loss and shall be (a) increased to take account of any net Tax cost actually incurred by the Indemnified Party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (b) reduced to take account of any net Tax benefit actually realized by the Indemnified Party arising from the incurrence or payment of any such indemnified amount. In computing the amount of any such Tax cost or Tax benefit, the Indemnified Party shall be deemed to be subject to a combined marginal Tax rate of 39% and only such items of Tax cost and Tax benefit shall be taken into account. The Indemnified Party agrees to use its commercially reasonable best efforts to pursue (and collect on) any recovery available under any insurance policies with respect to the relevant Loss.

     SECTION 8.06. Tax Treatment of Indemnification. For all Tax purposes, Purchaser and Seller agree to treat (and shall cause each of their respective affiliates to treat) any indemnity payment under this Agreement as an adjustment to the Final Purchase Price unless a final determination (which shall include the execution of an IRS Form 870-AD or successor form) provides otherwise.

                                   ARTICLE IX

                                   Tax Matters

     SECTION 9.01. Tax Matters. (a) Purchase Price Allocations. (i) At least seven (7) calendar days prior to the Closing Date, Purchaser shall provide Seller with an estimate of the allocation of the total consideration (including liabilities assumed) among the Transferred Assets and the covenant not to compete described in Article X, with a single number for all of the Transferred Assets and the covenant not to compete described in Article X of each of Seller and each of the Seller Affiliates. This estimate will be consistent with the third sentence of Section 9.01(a)(ii) and will be used at the Closing. If Seller does not agree with such estimate, Seller and Purchaser shall use good faith efforts to agree on an estimate prior to the Closing Date. If the parties cannot agree on such estimate prior to the Closing Date, Purchaser's estimate shall be used for allocating the total consideration pursuant to this Agreement at the Closing.

     (ii) Without regard to the estimate determined pursuant to Section 9.01(a)(i), within 60 calendar days of the determination of the Final Purchase Price, Purchaser shall provide Seller a proposed allocation (the "Allocation") of the total consideration (including liabilities assumed) among the Transferred Assets and the covenant not to compete described in Article X, as well as with a single amount for all of the Transferred Assets and the covenant not to compete described in Article X of each of Seller and each of the Seller Affiliates. The Allocation will be supported by a valuation report from a nationally recognized appraiser. The parties agree that the Mentadent Payments and the True-Up Payments shall be treated as being paid exclusively for the tangible and intangible Transferred Assets relating to the Mentadent Products. The Allocation Statement shall become final and binding 20 calendar days after Purchaser provides the Allocation to Seller, unless Seller objects on the grounds that there is no reasonable basis for the Allocation (in which case, Seller shall propose an allocation). If the parties cannot agree on the Allocation, the parties shall jointly appoint an Independent Expert to resolve the matter.

     (iii) Seller (and its affiliates) and Purchaser (and its affiliates) agree to file all Tax Returns consistent with the final versions of the allocations and forms described in this Section 9.01.

     (b) Transfer Taxes. (i) Seller and Purchaser, as applicable, shall cooperate (and, if relevant, cause its affiliates to cooperate) in timely making all filings, returns, reports and forms as may be required in connection with payment of Transfer Taxes. Each party (and its affiliates) shall execute and deliver all instruments and certificates reasonably necessary to enable the other party to comply with any filing requirements relating to any such Transfer Taxes.

     (ii) Purchaser, on the one hand, and Seller, on the other hand, shall each pay one-half of all Transfer Taxes; provided, however, that each party (and, if applicable, its relevant affiliates) shall use its reasonable efforts to avail itself of any available relief or exemption from any such Transfer Taxes, and to cooperate with the other party (and, if applicable, its relevant affiliates) in providing any information and documentation that may be necessary to obtain such relief or exemption; provided, further that Purchaser or Seller, as applicable, shall pay a Transfer Tax to the extent it is entitled to a refund or credit of the Transfer Tax so paid.

     (c) Purchaser, Seller and each of the Seller Affiliates agree to provide each other with such information and assistance as is reasonably necessary, including access to records and personnel, for the preparation of any Tax Returns or for the defense of any Tax claim or assessment, whether in connection with an audit or otherwise.

     (d) Seller shall furnish to Purchaser on or prior to the Closing Date a certificate of its non-foreign status complying with the provisions of United States Treasury Regulation Section 1.1445-2(b).

     (e) If permissible under Applicable Law, the relevant Canadian Seller Affiliate shall, upon the written request of Purchaser, consent (which consent shall not be unreasonably conditioned, delayed or withheld) to, and agree to join Purchaser (or its designated affiliate) in, making the election under
Section 22 of the Canadian Income Tax Act relating to accounts receivable and loans and to make all related filings necessary under Canadian Tax laws; provided, however, the amount allocated to the accounts receivable for the relevant Canadian Seller Affiliate shall be as determined under Section 9.01(a), unless such determination has not been finalized by the date necessary for purposes of such election, in which case the parties shall negotiate in good faith to determine such allocation.

                                   ARTICLE X

                                 Non-Competition

     SECTION 10.01. Seller's Covenant Not To Compete. Except as provided in
Section 10.02, for a period of three years from and after the Closing Date, Seller shall not, and shall cause its affiliates not to, engage in the business of manufacturing (or having made), marketing, distributing or selling non-electric or non-battery-powered toothbrush products or toothpaste products (the "Competitive Activities") within the Purchaser Countries (it being agreed and understood by Purchaser and Seller that (x) the notice provisions contained in the parenthetical in Section 1.02(c) shall apply with equal force and effect during such three year period and (y) any activity giving rise to any such notice requirement under the parenthetical in Section 1.02(c) shall not constitute a breach by Seller or any affiliate of Seller of the provisions of this Section 10.01 unless Seller or an affiliate of Seller knew of the activity giving rise to such notice requirement and intended to breach the provisions of this Section 10.01); provided, however, that the foregoing shall not prevent Seller or any of its affiliates from doing the following (i) owning as an investment, directly or indirectly, securities of any corporation or other entity engaged in the Competitive Activities if Seller does not, directly or indirectly, beneficially own in the aggregate more than 20% of all classes of the outstanding equity securities of such entity so long as such investment is completely passive; (ii) owning as an investment, directly or indirectly, any instrument of indebtedness (that is not convertible or exchangeable for equity securities, except as may be permitted by clause (i) above) of any corporation or other entity engaged in the Competitive Activities so long as such investment is completely passive; (iii) owning, directly or indirectly, securities or other ownership interests of any corporation or other entity engaged in the Competitive Activities within the Purchaser Countries if (x) such Competitive Activities within the Purchaser Countries account for less than 35% of such entity's consolidated annual revenues or assets or (y) such corporation or other entity maintains the first, second, third, fourth or fifth largest market share in any oral care sector in any Purchaser Country; and (iv) taking any action in accordance with the provisions of the last sentence of Section 1.02(c).

     SECTION 10.02. Permitted Activities of Seller. Notwithstanding anything to the contrary contained in Section 10.01, Seller and its subsidiaries shall not be prevented from (i) continuing to engage in, conducting or having an ownership interest in any business which it currently is engaging in, conducting or in which it currently has an ownership interest (other than the Businesses), and in each case any reasonable extension or development thereof (other than extensions of businesses outside the Purchaser Countries into the Purchaser Countries in violation of Section 10.01), and (ii) treating the provisions of Section 10.01 as having terminated at the time that none of Purchaser and its subsidiaries continues to conduct any aspect of the Businesses.

     SECTION 10.03. Injunctive Relief. Seller acknowledges that any breach of
Section 10.01 may result in irreparable injury to Purchaser, the exact amount of which may be difficult to ascertain, and that remedies at law for any such breach may not be reasonable or adequate compensation to Purchaser for such a breach. Accordingly, Seller agrees that if Seller or its affiliates breaches the provisions of Section 10.01, in addition to any other remedy which may be available at law, Purchaser shall be entitled to seek specific performance and injunctive relief.

                                   ARTICLE XI

                              Additional Agreements

     SECTION 11.01. Publicity. From the date of this Agreement through the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of the other parties (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance; provided, however, that each of the parties may make internal announcements to their respective employees that are consistent with the parties' prior public disclosures regarding the transactions contemplated hereby.

     SECTION 11.02. No Use of Certain Names. Purchaser shall, and shall cause the Businesses, promptly, and in any event (a) within 180 days after the Closing, to revise print advertising, product labeling and all other information or other materials, including any internet or other electronic communications vehicles, to delete all references to the Names and (b) within 90 days after the Closing, to change signage and stationery and otherwise discontinue use of the Names; provided, however, that for a period of 180 days after the Closing Date (which period shall be reasonably extended as mutually agreed by Seller and Purchaser) Purchaser may continue to distribute product literature relating to the Businesses that uses any Names and distribute products with labeling (including the applicable UPC codes contained therein) that uses any Names to the extent that such product literature and labeling exists (including the applicable UPC codes contained therein) on the Closing Date. In no event shall Purchaser or the Businesses use any Names after the Closing in any manner or for any purpose different from the use of such Names by Seller and the Seller Affiliates during the 90-day period preceding the Closing. With respect to the Transferred Inventory, Purchaser may continue to sell such Transferred Inventory, notwithstanding that it bears one or more of the Names, for a reasonable time after the Closing (not to exceed 180 days; provided, however, that such period shall be reasonably extended as mutually agreed by Seller and Purchaser if (x) so requested by the Purchaser in writing and (y) there remains Transferred Inventory bearing one or more of the Names (it being understood that Purchaser shall use its commercially reasonable best efforts to sell such Transferred Inventory bearing one or more of the Names before selling any related Inventory that does not bear such Name or Names)). Promptly after the Closing, Purchaser shall, and shall cause the Businesses to, file applications to amend or terminate any certificate of assumed name or d/b/a filings so as to eliminate the right of Purchaser and the Businesses to use the Names. "Names" means "Unilever", "Bestfoods", "Unilever Bestfoods", "Unilever Home & Personal Care", "Faberge", "Helene Curtis", "Chesebrough-Pond's", "Lever Brothers" and "Lever Ponds" and any variations and derivatives thereof and any other logos or trademarks of Seller or its affiliates not included in Schedule 1.02(a)(iv) or
(v).

     SECTION 11.03. Support Services. Purchaser acknowledges that as of the Closing Date, neither Seller nor any of its affiliates shall have any obligation to provide any support or other services to Purchaser relating to the Businesses other than those services expressly required to be provided pursuant to the transitional services agreement in the form attached hereto as Exhibit E (the "Transitional Services Agreement") and the manufacturing agreement in the form attached hereto as Exhibit F (the "Manufacturing Agreement"), each of which agreements shall be entered into by Seller and Purchaser as of the Closing Date.

     SECTION 11.04. Post-Closing Information. Following the Closing, upon reasonable written notice, Seller and Purchaser shall afford or cause to be afforded to each other and their respective affiliates (and Seller and Purchaser shall afford or cause to be afforded to Seller's accountants) reasonable access during normal business hours to the personnel, properties, books, Contracts, commitments and records relating to the Businesses for any reasonable business purpose including in respect of litigation, insurance matters and financial reporting of Seller, Purchaser and their respective affiliates, and Seller and Purchaser shall afford or cause to be afforded to each other the right to make copies of such books and records, or portions thereof, to the extent that they relate exclusively to the Businesses; provided, however, that neither party shall be required to incur any expense pursuant to this Section 11.04.

     SECTION 11.05. Records. Purchaser recognizes that certain records may contain information relating to subsidiaries, divisions or businesses of Seller and its affiliates other than the Businesses and that Seller and its affiliates may retain copies thereof. SECTION 11.06. Bulk Transfer Laws. Subject to Article VIII, Purchaser hereby waives compliance by Seller and the Seller Affiliates with the provisions of any so-called "bulk transfer laws" of any jurisdiction in connection with the sale of the Transferred Assets to Purchaser.

     SECTION 11.07. Refunds and Remittances. After the Closing, if Seller or any of its affiliates receive any refund or other amount which is a Transferred Asset or is otherwise properly due and owing to Purchaser in accordance with the terms of this Agreement, Seller promptly shall remit, or shall cause to be remitted, such amount to Purchaser at the address set forth in Section 12.04. After the Closing, if Purchaser or any of its affiliates receive any refund or other amount which is an Excluded Asset or is otherwise properly due and owing to Seller or any of its affiliates in accordance with the terms of this Agreement, Purchaser promptly shall remit, or shall cause to be remitted, such amount to Seller at the address set forth in Section 12.04. After the Closing, if Purchaser or any of its affiliates receive any refund or other amount which is related to claims (including workers' compensation), litigation, insurance or other matters for which Seller is responsible hereunder, and which amount is not a Transferred Asset, or is otherwise properly due and owing to Seller in accordance with the terms of this Agreement, Purchaser promptly shall remit, or cause to be remitted, such amount to Seller at the address set forth in Section
12.04. After the Closing, if Seller or any of its affiliates receive any refund or other amount which is related to claims (including worker's compensation), litigation, insurance or other matters for which Purchaser is responsible hereunder, and which amount is not an Excluded Asset, or is otherwise properly due and owing to Purchaser in accordance with the terms of this Agreement, Seller promptly shall remit, or cause to be remitted, such amount to Purchaser at the address set forth in Section 12.04.

     SECTION 11.08. Additional Information. Seller shall deliver to Purchaser as soon as is practicable an unaudited combined statement of direct revenues and expenses for the nine months ended September 27, 2003, for the Businesses, derived from Seller's management accounting records and reports and adjusted to be in a GAAP format excluding footnotes and year end adjustments (the "Nine Month Statement"). Seller and Purchaser agree that (x) Seller's sole obligation under this Section 11.08 is to deliver the Nine Month Statement to Purchaser and
(y) Seller does not make any, and upon delivery of the Nine Month Statement shall make no, representation or warranty as to the Nine Month Statement, including as to (x) the accuracy, completeness or truthfulness of any of the information contained in the Nine Month Statement or (y) whether the Nine Month Statement fairly presents the direct revenues and expenses of the Businesses for the nine months ended September 27, 2003.

                                  ARTICLE XII

                                  Miscellaneous

     SECTION 12.01. Assignment. Neither this Agreement nor any of the rights and obligations of the parties hereunder may be assigned by any of the parties hereto without the prior written consent of the other party hereto, except that
(a) Purchaser may assign its right to purchase the Transferred Assets hereunder to any of its wholly owned subsidiaries (or, if required by the terms of the relevant financing documents required to consummate the Acquisition and the other transactions contemplated by this Agreement, may pledge this Agreement as security to the entity or entities providing such financing) without the prior written consent of Seller and (b) Seller may assign any rights and obligations hereunder to any of the Unilever Entities without the prior written consent of Purchaser. Notwithstanding the foregoing, each of Seller and Purchaser shall remain liable for all of their respective obligations under this Agreement. Subject to the first sentence of this Section 12.01, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and no other person shall have any right, obligation or benefit hereunder. Any attempted assignment or transfer in violation of this
Section 12.01 shall be void.

     SECTION 12.02. No Third-Party Beneficiaries. Except as provided in Article VIII, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

     SECTION 12.03. Expenses. Whether or not the transactions contemplated by this Agreement are consummated, except as otherwise expressly provided herein each of the parties hereto shall be responsible for the payment of its own respective costs and expenses incurred in connection with the negotiations leading up to and the performance of its respective obligations pursuant to this Agreement and the Ancillary Agreements including the fees of any attorneys, accountants, brokers or advisors employed or retained by or on behalf of such party. Purchaser shall pay any filing fee required under the HSR Act and the Competition Act (Canada).

     SECTION 12.04. Notices. All notices, requests, permissions, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) five business days following sending by registered or certified mail, postage prepaid, (b) when sent, if sent by facsimile; provided that the facsimile transmission is promptly confirmed by telephone, (c) when delivered, if delivered personally to the intended recipient, and (d) one business day following sending by overnight delivery via a national courier service and, in each case, addressed to a party at the following address for such party:

     (i)  if to Seller,

                           Conopco, Inc.
                           c/o Unilever United States, Inc.
                           390 Park Avenue
                           New York, NY 10022
                           Attention:  General Counsel
                           Facsimile:  (212) 688-3411

          with a copy to:

                           Cravath, Swaine & Moore LLP
                           Worldwide Plaza
                           825 Eighth Avenue
                           New York, NY 10019-7475

                           Attention:  Mark I. Greene
                           Facsimile:  (212) 474-3700

     (ii) if to Purchaser,

                           Church & Dwight Co., Inc.
                           469 North Harrison Street
                           Princeton, NJ 08543-5297

                           Attention:  Chief Financial Officer
                                       and General Counsel
                           Facsimile:  (609) 497-7177

          with a copy to:

                           Morgan, Lewis & Bockius LLP
                           101 Park Avenue
                           New York, NY 10178-0060

                           Attention:  Howard L. Shecter
                           Facsimile:  (212) 309-7044

or to such other address(es) as shall be furnished in writing by any such party to the other party hereto in accordance with the provisions of this Section 12.04.

     SECTION 12.05. Headings; Certain Definitions. (a) The descriptive headings of the several Articles and Sections of this Agreement and the Disclosure Schedule to this Agreement and the Table of Contents to this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Articles", "Sections", "Exhibits" or "Schedules" shall be deemed to be references to Articles or Sections hereof or Exhibits or Schedules hereto unless otherwise indicated.

     (b) For all purposes hereof:

     "affiliate" of any party means any person or entity controlling, controlled by or under common control with such party and, in the case of Seller, shall include Unilever N.V., Unilever PLC or any entity a majority of the voting shares of which is owned directly or indirectly by Unilever N.V. or Unilever PLC or both of them together (including the Seller Affiliates).

     "business day" shall refer to a day, other than a Saturday or a Sunday, on which commercial banks are not required or authorized to close in New York City.

     "Business" means (i) in the case of the Mentadent Brand, the business of manufacturing (or having made), marketing, distributing and selling the Products constituting such Brand in the United States, Canada and Puerto Rico as such business is currently conducted by Seller and the Seller Affiliates, (ii) in the case of the Close-Up Brand, the business of manufacturing (or having made), marketing, distributing and selling the Products constituting such Brand in the United States, Canada and Puerto Rico as such business is currently conducted by Seller and the Seller Affiliates, (iii) in the case of the Aim Brand, the business of manufacturing (or having made), marketing, distributing and selling the Products constituting such Brand in the United States, Canada and Puerto Rico as such business is currently conducted by Seller and the Seller Affiliates and (iv) in the case of the Pepsodent Brand, the business of manufacturing (or having made), marketing, distributing and selling the Products constituting such Brand in the United States, Canada and Puerto Rico as such business is currently conducted by Seller and the Seller Affiliates.

     "Businesses" shall refer, collectively, to the Business of each Brand.

     "Businesses Material Adverse Effect" means a material adverse effect (i) on the financial condition or results of operations of the Businesses, taken as a whole, or (ii) on the ability of Seller to consummate the Acquisition. For purposes of this Agreement, "Businesses Material Adverse Effect" shall exclude any effects to the extent resulting from (A) changes in the United States or foreign economies in general, (B) changes in industries relating to the Businesses in general and not specifically relating to the Businesses, (C) the announcement by Seller of its intention to sell the Businesses or (D) the execution of this Agreement (including the identity of Purchaser) or any of the Ancillary Agreements and the consummation of the transactions contemplated hereby or thereby.

     "$" means United States dollars.

     "including" means including, without limitation.

     "knowledge of Seller" means the actual knowledge of Robert Blanc, John Coyle, Mart Laius, Joe LanFranco, Robb Vrbicek and Dave Williams.

     "person" means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

     "Products" means, with respect to each Brand, products currently held for sale by Seller or a Seller Affiliate, including those products represented by the SKUs for such Brand set forth in Schedule 12.05(b).

     "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person or by another subsidiary of such first person.

     SECTION 12.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered, in person or by facsimile, receipt acknowledged, to the other party hereto.

     SECTION 12.07. Integrated Contract; Exhibits and Schedules. This Agreement, including the Schedules (and the Introduction thereto) and Exhibits hereto, any written amendments to the foregoing satisfying the requirements of Section 12.13 hereof, the Confidentiality Agreement and the Ancillary Agreements, including the schedules, exhibits and annexes thereto, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede any previous agreements and understandings between the parties with respect to such matters. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement. There are no restrictions, promises, representations, warranties, agreements or undertakings of any party hereto with respect to the transactions contemplated by this Agreement, the Confidentiality Agreement or the Ancillary Agreements other than those set forth herein or therein or in any other document required to be executed and delivered hereunder or thereunder. In the event of any conflict between the provisions of this Agreement (including the Schedules (and the Introduction thereto) and Exhibits hereto), on the one hand, and the provisions of the Confidentiality Agreement or the Ancillary Agreements (including the schedules and exhibits thereto), on the other hand, the provisions of this Agreement shall control.

     SECTION 12.08. Severability; Enforcement. The invalidity of any portion hereof (including the provisions of Article X) shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

     SECTION 12.09. Governing Law. This Agreement and any disputes arising under or related thereto (whether for breach of contract, tortious conduct or otherwise) shall be governed and construed in accordance with the laws of the State of New York, without reference to its conflicts of law principles (other than Section 5-1401 of the General Obligations Law of the State of New York).

     SECTION 12.10. Jurisdiction. Each party irrevocably agrees that any legal action, suit or proceeding against them arising out of or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto (whether for breach of contract, tortious conduct or otherwise) shall be brought exclusively in the United States District Court for the Southern District of New York, or, if such court does not have subject matter jurisdiction, the state courts of New York located in New York County and hereby irrevocably accepts and submits to the exclusive jurisdiction and venue of the aforesaid courts in personam, with respect to any such action, suit or proceeding.

     SECTION 12.11. Service of Process. Each party agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters for which it has submitted to jurisdiction pursuant to Section 12.10.

     SECTION 12.12. Waiver of Jury Trial. Each party hereby waives to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto. Each party (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 12.12.

     SECTION 12.13. Amendments. This Agreement may be amended, modified, superseded or canceled and any of the terms, covenants, representations, warranties or conditions hereof may be waived only by an instrument in writing signed by each of the parties hereto or, in the case of a waiver, by or on behalf of the party waiving compliance.

                  IN WITNESS WHEREOF, Seller and Purchaser have duly executed this Agreement as of the date first written above.

                                 CONOPCO, INC.,

                                 by   /s/Mart Laius
                                    -------------------------------------------
                                     Name:  Mart Lauis
                                     Title: Vice President


                                 CHURCH & DWIGHT CO., INC.,

                                 by   /s/Robert A. Davies, III
                                    -------------------------------------------
                                     Name:  Robert A. Davies, III
                                     Title: Chairman & CEO

                              Disclosure Schedules

The following is a list of disclosure schedules to the Asset Purchase Agreement, dated as of September 9, 2003, between Conopco, Inc. and Church & Dwight Co., Inc. In accordance with Item 601(b)(2) of Regulation S-K, such schedules are not filed herewith. Church & Dwight Co., Inc. agrees to furnish a copy of any omitted schedule, on a supplemental basis, to the Commission upon request.

Schedule 1.02(a)(ii)       -     Transferred Equipment
Schedule 1.02(a)(iii)      -     Transferred Patents
Schedule 1.02(a)(iv)       -     Transferred Trademarks
Schedule 1.02(a)(v)        -     Transferred Domain Names
Schedule 1.04(a)(v)        -     Trade and Consumer Promotions, Advertising and
                                 Market Research Commitments
Schedule 1.04(b)(vi)(B)    -     Pending Claims
Schedule 2.03              -     Accounting Principles, Practices, Methodologies
                                 and Policies
Schedule 3.03              -     Conflicts and Consents
Schedule 3.04(a)           -     Financial Statements
Schedule 3.04(b)           -     Six Month Statement
Schedule 3.05              -     Title
Schedule 3.06              -     Intellectual Property
Schedule 3.07              -     Business Contracts
Schedule 3.08              -     Permits
Schedule 3.10              -     Proceedings
Schedule 3.11              -     Changes in the Business
Schedule 3.14              -     Customers and Suppliers
Schedule 5.01              -     Conduct of Business
Schedule 12.05(b)          -     Products